As filed with the Securities and Exchange Commission on February 25, 2021
Registration Nos. 333-______ and 333-______-01

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
AMERICAN WATER WORKS COMPANY, INC.
(Exact name of registrant as specified in its charter)

Delaware	51-0063696
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)
AMERICAN WATER CAPITAL CORP.
(Exact name of registrant as specified in its charter)

Delaware	22-3732448
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)
1 Water Street
Camden, New Jersey 08102-1658
(856) 955-4001
(Address, including zip code, and telephone number, including area code, of registrants’ principal executive offices)

Walter J. Lynch President and Chief Executive Officer American Water Works Company, Inc. 1 Water Street Camden, New Jersey 08102-1658 (856) 955-4001	M. Susan Hardwick President American Water Capital Corp. 1 Water Street Camden, New Jersey 08102-1658 (856) 955-4001
(Name, address, including zip code, and telephone number, including area code, of agent for service)

with copies to:
Michael A. Sgro, Esq. Executive Vice President and General Counsel American Water Works Company, Inc. 1 Water Street Camden, New Jersey 08102-1658 (856) 955-4001	Jeffrey M. Taylor, Esq. Chief SEC Counsel and Secretary American Water Capital Corp. 1 Water Street Camden, New Jersey 08102-1658 (856) 955-4001
Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

	Large Accelerated Filer	Accelerated Filer	Non-accelerated Filer	Smaller Reporting Company	Emerging Growth Company
American Water Works Company, Inc.	☒	☐	☐	☐	☐
American Water Capital Corp.	☒	☐	☐	☐	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered (1)	Amount to be Registered (2)	Proposed Maximum Offering Price Per Unit (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee (2)
American Water Works Company, Inc. Common Stock, $0.01 par value (3)
American Water Works Company, Inc. Preferred Stock (3)
American Water Capital Corp. Debt Securities (4)
American Water Works Company, Inc. Support Agreement (4)
American Water Works Company, Inc. Depositary Shares (3)(5)
American Water Works Company, Inc. Stock Purchase Contracts
American Water Works Company, Inc. Stock Purchase Units
American Water Works Company, Inc. Subscription Rights (6)
American Water Works Company, Inc. Warrants
(1)    Securities registered hereunder may be sold either separately or as units comprising more than one type of security registered hereunder.
(2)    An unspecified aggregate initial offering price or number of or amount of securities of each identified class is being registered as may from time to time be offered hereunder at indeterminate prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities. In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, the registrant is deferring payment of the registration fee.
(3)    Shares of common stock, preferred stock or depositary shares may be issued in primary offerings or upon conversion of debt securities, warrants or preferred stock registered hereby.
(4)    The American Water Works Company, Inc. Support Agreement will be offered as a component of American Water Capital Corp. debt securities for no additional consideration.
(5)    The depositary shares registered hereunder will be evidenced by depositary receipts issued pursuant to a depositary agreement. If the registrant elects to offer to the public fractional interests in shares of preferred stock, then depositary receipts will be distributed to those persons purchasing the fractional interests and the shares will be issued to the depositary under the depositary agreement.
(6)    Rights evidencing the right to purchase common stock, preferred stock, depositary shares or warrants.

American Water Works Company, Inc.
Common Stock
Preferred Stock
Support Agreement
Depositary Shares
Stock Purchase Contracts
Stock Purchase Units
Subscription Rights
Warrants
American Water Capital Corp.
Debt Securities
The securities covered by this prospectus may be sold by American Water Works Company, Inc., or American Water, from time to time, independently or together with American Water Capital Corp., or AWCC, a wholly-owned subsidiary of American Water Works Company, Inc. Any debt securities issued by AWCC will have the benefit of a support agreement from American Water. In addition, selling security holders who may be named in a prospectus supplement may offer and sell from time to time securities in such amounts as set forth in such prospectus supplement. We may, and any selling security holder may, offer the securities independently or together in any combination for sale directly to purchasers or through underwriters, dealers or agents to be designated at a future date. We may, and any selling security holder may, offer and sell these securities in amounts, at prices and on terms determined at the time of the offering. Unless otherwise set forth in a prospectus supplement, we will not receive any proceeds from the sale of securities by any selling security holders.
When we offer securities, a prospectus supplement will describe the specific terms of the specific issue of securities. Prospectus supplements may also add, update or change the information in this prospectus. You should carefully read this prospectus and the prospectus supplement relating to the specific issue of securities, together with the documents incorporated by reference, before you decide to invest in any of these securities.
American Water Works Company, Inc. common stock is listed on the New York Stock Exchange under the symbol “AWK.” The mailing address of our principal executive offices is 1 Water Street, Camden, New Jersey 08102-1658, and the telephone number is (856) 955-4001.
Investing in these securities involves certain risks. See “Risk Factors” on page i of this prospectus. You should carefully review the risks and uncertainties described under the heading “Risk Factors” contained in this prospectus and any risk factors set forth in each applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents incorporated by reference into this prospectus.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
The securities may be offered and sold to or through underwriters, dealers, agents or other third parties as designated from time to time, or directly to one or more other purchasers or through a combination of such methods on a continuous or delayed basis. See “Plan of Distribution” on page 26. If any underwriters, dealers or agents are involved in the sale of any of the securities, their names, and any applicable purchase price, fee, commission or discount arrangements between or among them, will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement.

The date of this prospectus is February 25, 2021.

RISK FACTORS
An investment in our securities involves risk. Before you invest in securities issued by us, you should carefully consider the risks involved. Accordingly, you should carefully consider:
•the information contained in or incorporated by reference into this prospectus;
•the information contained in or incorporated by reference into any prospectus supplement relating to specific offerings of securities;
•the risks described in American Water’s Annual Report on Form 10-K for its most recent fiscal year and in any Quarterly Report on Form 10-Q which American Water has filed since its most recent Annual Report on Form 10-K, each of which is incorporated by reference into this prospectus; and
•other risks and other information that may be contained in, or incorporated by reference from, other filings we make with the SEC, including in any prospectus supplement relating to specific offerings of securities.
The discussion of risks related to our business contained in or incorporated by reference into this prospectus or into any prospectus supplement comprises material risks of which American Water or AWCC is aware. If any of the events or developments described actually occurs, our business, financial condition or results of operations would likely suffer.
You should also be aware that new risks may emerge in the future at any time, and we cannot predict such risks or estimate the extent to which they may affect our business, financial condition or results of operations. The prospectus supplement applicable to each type or series of securities we offer may contain a discussion of additional risks applicable to an investment in us and the particular type of securities we are offering under that prospectus supplement.
i

ii

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that American Water and AWCC filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this shelf registration process, we, or certain of our security holders, may sell the securities described in this prospectus in one or more offerings from time to time. Each time we, or, under certain circumstances, certain of our security holders, sell securities under this shelf registration, we will provide a prospectus supplement that will contain specific information about the terms of the offering. The prospectus supplement may also add to, modify or supersede the information contained in this prospectus. You should read both this prospectus and the applicable prospectus supplement together with the additional information referred to under “Where You Can Find More Information.” If there is any inconsistency between the information in the prospectus and the prospectus supplement, you should rely on the information in the prospectus supplement.
The prospectus supplement will describe: the terms of the securities offered, any initial public offering price, any price paid to us for the securities, the net proceeds to us, if any, the manner of distribution and any underwriting compensation and the other specific material terms related to the offering of the applicable securities. For more detail on the terms of the securities, you should read the exhibits filed with or incorporated by reference in our registration statement of which this prospectus forms a part.
The term “American Water” refers to American Water Works Company, Inc. The term “AWCC” refers to American Water Capital Corp. All references in this prospectus to “we,” “our” and “us” generally refer to:
•American Water, specifically with respect to securities issued by American Water;
•American Water and AWCC, specifically with respect to debt securities issued by AWCC;
•American Water or American Water and AWCC, together, as the context requires, in the section entitled “Plan of Distribution”; and
•American Water and its consolidated subsidiaries in the sections entitled “Forward-Looking Statements,” “Risk Factors” and “American Water Works Company, Inc.”, and otherwise in descriptions of American Water’s operations.
References to “securities” include any security that we or our security holders might sell under this prospectus or any prospectus supplement.
This prospectus contains summaries of certain provisions contained in some of the documents described herein. Please refer to the actual documents for complete information. All of the summaries are qualified in their entirety by reference to the actual documents. Copies of the documents referred to herein have been filed, or will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described under “Where You Can Find More Information.”
We have not authorized anyone to provide you with information other than that contained or incorporated by reference in this prospectus or any accompanying prospectus supplement or in any related free writing prospectus filed by us with the SEC. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. The distribution of this prospectus and sale of these securities in certain jurisdictions may be restricted by law. You should inform yourself about and observe any such restrictions. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus is accurate as of the date on the front cover of this prospectus only and any information we have incorporated by reference is only accurate as of the date of the document incorporated by reference. Our business, financial condition, results of operations and prospects may have changed since that date.

FORWARD-LOOKING STATEMENTS
This prospectus and any prospectus supplement, the documents incorporated by reference or any other written or oral statements made by or on behalf of us may include statements that reflect current views with respect to future events. These statements are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, which is referred to as the “Securities Act,” Section 21E of the Securities Exchange Act of 1934, as amended, which is referred to as the “Exchange Act,” and the Private Securities Litigation Reform Act of 1995. In some cases, these forward-looking statements can be identified by words with prospective meanings such as “intend,” “plan,” “estimate,” “believe,” “anticipate,” “expect,” “predict,” “project,” “propose,” “assume,” “forecast,” “likely,” “uncertain,” “outlook,” “future,” “pending,” “goal,” “objective,” “potential,” “continue,” “seek to,” “may,” “can,” “should,” “will” and “could” or the negative of such terms or other variations or similar expressions.
Forward-looking statements are predictions based on our current expectations and assumptions regarding future events. Accordingly, these forward-looking statements are qualified by, and should be read together with, the risk factors and other cautionary statements contained in American Water’s Annual Report on Form 10-K for the year ended December 31, 2020, and its other filings with the SEC, which are incorporated by reference into this prospectus, and you should refer to such risks, uncertainties and risk factors in evaluating such forward-looking statements. Any forward-looking statements we make speak only as of the date of the document in which they are contained. Except as required by the federal securities laws, we do not have any obligation, and we specifically disclaim any undertaking or intention, to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changed circumstances or otherwise. New factors emerge from time to time, and it is not possible for us to predict all such factors. Furthermore, it may not be possible to assess the impact of any such factor on our businesses, either viewed independently or together, or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statement. The foregoing factors should not be construed as exhaustive.

AMERICAN WATER WORKS COMPANY, INC.
We are the largest and most geographically diverse, publicly-traded water and wastewater utility company in the United States, as measured by both operating revenues and population served. As a holding company, American Water conducts substantially all of its business operations through its subsidiaries. We employ approximately 7,000 employees to provide an estimated 15 million people with drinking water, wastewater and other water-related services in 46 states.
American Water conducts the majority of its business through its Regulated Businesses reportable segment, which includes the ownership of utilities that are generally subject to regulation and that provide water and wastewater services. American Water also operates businesses that provide a broad range of related water and wastewater services in non-regulated markets that individually do not meet the criteria of a reportable segment in accordance with generally accepted accounting principles in the United States, which are collectively referred to in this prospectus as its Market-Based Businesses.
American Water’s principal executive offices are located at 1 Water Street, Camden, New Jersey 08102-1658 and its telephone number is (856) 955-4001.
AMERICAN WATER CAPITAL CORP.
American Water’s financing activities include, among other things, the issuance of long-term and short-term debt, primarily through AWCC, its wholly owned finance subsidiary. AWCC has no significant assets or operations other than as associated with these financing activities. AWCC loans all of the net proceeds of its long-term debt financings to American Water’s operating subsidiaries in its Regulated Businesses segment, as well as to American Water. AWCC also provides liquidity to the Regulated Businesses segment and American Water through AWCC’s revolving credit facility and commercial paper program. AWCC may also perform other ancillary services directly related to these financing activities, including cash management activities and hedging of interest-rate and other market risk exposures associated with its indebtedness. The proceeds of all of AWCC’s long-term debt have been loaned to subsidiaries in American Water’s Regulated Businesses segment, which debt is evidenced by promissory notes issued to AWCC by such subsidiaries or American Water, as applicable.
AWCC’s principal executive offices are located at 1 Water Street, Camden, New Jersey 08102-1658 and its telephone number is (856) 955-4001.

USE OF PROCEEDS
Unless otherwise set forth in a prospectus supplement, the net proceeds from the sale of AWCC debt securities will be used to repay certain of AWCC’s outstanding indebtedness or loaned to American Water and/or the subsidiaries in its Regulated Businesses segment, and American Water and/or such subsidiaries may use the proceeds of such loans, and American Water may use the net proceeds from the sale of securities issued by American Water, for the following purposes:
•the repayment of, or the the funding of sinking fund payments with respect to, long-term or short-term indebtedness incurred by American Water or one or more subsidiaries in American Water’s Regulated Businesses segment;
•the repurchase of capital stock of American Water or one or more subsidiaries in its Regulated Businesses segment;
•acquisitions; and/or
•general corporate purposes, including without limitation for working capital, operation and maintenance expenses, infrastructure improvements and other capital expenditures.
Unless otherwise set forth in a prospectus supplement, we will not receive any proceeds from any sales of securities by any selling security holder who may be named in a prospectus supplement.
SELLING SECURITY HOLDERS
We may register securities covered by this prospectus for re-offer and resale by any selling security holder who may be named in a prospectus supplement. We may add secondary sales of securities by any selling security holder by filing a prospectus supplement with the SEC. We may register these securities to permit selling security holders to resell their securities when they deem appropriate. A selling security holder may resell all, a portion or none of their securities at any time and from time to time. We may register reoffers and resales of those securities through an underwriter or other plan of distribution as set forth in a prospectus supplement. See “Plan of Distribution.”
Selling security holders may also sell, transfer or otherwise dispose of some or all of their securities in transactions exempt from the registration requirements of the Securities Act. We may pay all expenses incurred with respect to the registration of the securities owned by the selling security holders, other than underwriting fees, discounts or commissions, which will be borne by the selling security holders. A prospectus supplement may name the selling security holders and specify the amount of securities to be registered and sold and any other terms of the securities that may be sold by a selling security holder. The applicable prospectus supplement will also disclose whether any of the selling security holders has held any position or office with, has been employed by or otherwise has had a material relationship with us during the three years prior to the date of the applicable prospectus supplement.

DESCRIPTION OF CAPITAL STOCK
The following description of American Water’s common stock and preferred stock is not intended to be complete. For more information regarding the common stock and preferred stock that may be offered by this prospectus, please refer to American Water’s restated certificate of incorporation, which is referred to below as American Water’s “certificate of incorporation,” and American Water’s amended and restated bylaws, which is referred to below as American Water’s “bylaws.” The certificate of incorporation and bylaws are incorporated by reference as exhibits to the registration statement of which this prospectus is a part. The terms of these securities also may be affected by the General Corporation Law of the State of Delaware, is referred to below as the DGCL.
General
American Water’s authorized capital stock consists of 500,000,000 shares of common stock, par value $0.01 per share, and 50,000,000 shares of preferred stock. As of February 19, 2021, there were 181,439,255 shares of common stock outstanding and no shares of preferred stock outstanding.
Common Stock
Voting Rights
Other than with respect to director elections, except as otherwise required by law, all matters to be voted on by American Water’s shareholders must be approved by a majority of the shares present in person or proxy at such meeting and entitled to vote on the subject matter. With respect to uncontested director elections, American Water’s bylaws require that in order to be elected, a director nominee must receive a majority of the votes cast (for this purpose, a majority of the votes cast means that the number of shares voted “for” a director nominee must exceed the number of votes cast “against” that nominee). For contested director elections where the number of nominees exceeds the number of directors to be elected, American Water’s bylaws require that the directors shall be elected by the vote of a plurality of the shares represented in person or by proxy at any such meeting and entitled to vote on the election of directors.
Dividends
Holders of common stock will share equally in any dividend declared by American Water’s board of directors, subject to the rights of the holders of any outstanding preferred stock.
Liquidation Rights
In the event of any voluntary or involuntary liquidation, dissolution or winding up of American Water’s affairs, holders of American Water’s common stock would be entitled, after payment of the liquidation preference to all holders of any outstanding preferred stock, to share ratably in American Water’s assets that are legally available for distribution to shareholders after payment of liabilities. American Water must pay the applicable distribution to any holders of its preferred stock before it may pay distributions to the holders of its common stock.
Other Rights
American Water’s shareholders have no preemptive or other rights to subscribe for additional shares.
Preferred Stock
American Water’s board of directors may authorize the issuance of preferred stock from time to time in one or more series, without shareholder approval. Subject to the limits imposed by the DGCL, the board of directors is authorized to fix for any series of preferred stock the number of shares of such series and the voting powers (if any), designation, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions of such series. American Water’s board of directors is also authorized to increase or decrease the number of shares of any series, but not below the number of shares of that series then outstanding, without any further vote or action by American Water’s shareholders.
American Water’s board of directors may authorize the issuance of preferred stock with voting or conversion rights that affect adversely the voting power or other rights of American Water’s common shareholders. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could have the effect of delaying, deferring or preventing a change in control, causing the market price of American Water’s common stock to decline, or impairing the voting and other rights of the holders of American Water’s common stock. Any restriction on the repurchase or redemption of shares of preferred stock while dividends on such shares are in arrears shall be set forth in the applicable prospectus supplement. You should read both this prospectus and the applicable prospectus supplement together with the additional information referred to under “Where You Can Find More Information.”
For any series of preferred stock that American Water may issue, American Water’s board of directors will determine and the prospectus supplement relating to such series will describe:
•the number of shares constituting such series and the distinctive designation of the series;
•the dividend rate on the shares of the series, the conditions and dates upon which dividends thereon shall be payable, the extent, if any, to which dividends thereon shall be cumulative, and the relative rights of preference, if any, of payment of dividends thereon;
•whether or not the shares of the series are redeemable and, if redeemable, the time or times during which they shall be redeemable and the amount per share payable on redemption thereof, which amount may, but need not, vary according to the time and circumstances of such redemption;
•the amount payable in respect of the shares of the series, in the event of any liquidation, dissolution or winding up of American Water, which amount may, but need not, vary according to the time or circumstances of such action, and the relative rights of preference, if any, of payment of such amount;
•any requirement as to a sinking fund for the shares of the series, or any requirement as to the redemption, purchase or other retirement by American Water of the shares of the series;
•whether or not the shares of the series will have priority over or be on a parity with or be junior to the shares of any other series or class of stock in any respect, or will be entitled to the benefit of limitations restricting the issuance of shares of any other series or class of stock, restricting the payment of dividends on or the making of other distributions in respect of shares of any other series or class of stock ranking junior to the shares of the series as to dividends or assets, or restricting the purchase or redemption of the shares of any such junior series or class, and the terms of any such restriction;
•the right, if any, to exchange or convert shares of the series into other securities or property, and the rate or basis, time, manner and condition of exchange or conversion;
•the voting rights, if any, to which the holders of shares of the series shall be entitled in addition to the voting rights provided by law; and
•any other term, condition or provision with respect to the series not inconsistent with the provisions of American Water’s certificate of incorporation or any resolution adopted by the board of directors pursuant thereto.
Certain Anti-Takeover Provisions of American Water’s Certificate of Incorporation and Bylaws, and the DGCL
The following provisions of American Water’s certificate of incorporation and bylaws could deter, delay or prevent a third party from acquiring American Water, even if doing so would benefit American Water’s shareholders.
Undesignated Preferred Stock
The ability to authorize undesignated preferred stock makes it possible for American Water’s board of directors to authorize the issuance of preferred stock with super voting, special approval, dividend or other rights or preferences on a discriminatory basis that could impede the success of any attempt to acquire American Water. These and other provisions may have the effect of deferring, delaying or discouraging hostile takeovers, or changes in control or management of American Water.
Requirements for Advance Notification of Shareholder Meetings, Nominations and Proposals
American Water’s bylaws provide that special meetings of shareholders may be called only upon the request of the majority of the members of American Water’s board of directors, upon request of the Chairman of American Water’s board of directors, or by American Water’s Secretary upon request of shareholders holding at least 15% of American Water’s outstanding common stock. American Water’s bylaws prohibit the conduct of any business at a special meeting other than as specified in the notice for such meeting.
American Water’s bylaws establish advance notice procedures with respect to shareholder proposals for annual meetings and the nomination of candidates for election as directors, other than nominations made by or at the direction of American Water’s board of directors or a committee of the board of directors. A shareholder who wishes to bring a matter before a meeting must comply with American Water’s advance notice requirements and provide American Water with certain information. Additionally, vacancies and newly created directorships may be filled only by a vote of a majority of the members of American Water’s board of directors then in office, even though less than a quorum, or by shareholders. These provisions may defer, delay or discourage a potential acquiror from conducting a solicitation of proxies to elect the acquiror’s own slate of directors or otherwise attempting to obtain control of American Water.
Shareholder Action by Written Consent
As permitted by Section 228 of the DGCL, American Water’s certificate of incorporation states that any action required or permitted to be taken by American Water’s shareholders must be effected at a duly called annual or special meeting of American Water’s shareholders and may not be effected by consent in writing by such shareholders.
Acquisitions of Control of a Regulated Public Utility
A significant number of the subsidiaries in our Regulated Businesses segment are subject to economic regulation by state public utility commissions. Some of these states have enacted laws that require regulatory approval for the acquisition of “control” of any regulated utility. In those states, obtaining “control” of the parent or any other company that controls a regulated utility also requires prior regulatory approval. The threshold for a change in control is a fact-specific inquiry that varies by state. For example, in some states, a presumption of control will arise when an acquiring party acquires more than 9.9% of the voting securities of the regulated utility or the controlling entity. In addition to ownership, other states may analyze the degree of influence or control an acquiror may exert over the company. Any person acquiring American Water’s common stock in an offering or in any other purchase of American Water’s common stock in an amount sufficient to trigger a change in control under state law would need to obtain the prior approval of the applicable state public utility commission.
Certain Other Provisions of American Water’s Certificate of Incorporation and Bylaws and the DGCL
Board of Directors
American Water’s certificate of incorporation provides that the number of directors is fixed in the manner provided in American Water’s bylaws. American Water’s bylaws provide that the number of directors will be fixed from time to time by American Water’s board of directors.
Business Combinations Under the DGCL
American Water is subject to Section 203 of the DGCL, which prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the time a shareholder became an interested stockholder, subject to certain exceptions, including if, prior to such time, the board of directors approved the business combination or the transaction which resulted in the shareholder becoming an interested stockholder. “Business combinations” include mergers, asset sales and other transactions resulting in a financial benefit to the “interested stockholder.” Subject to various exceptions, an “interested stockholder” is a person who, together with his or her affiliates and associates, owns, or within the prior three years did own, 15% or more of the corporation’s outstanding voting stock. These restrictions generally prohibit or delay the accomplishment of mergers or other takeover or change-in-control attempts that are not approved by a company’s board of directors.
Limitations of Liability and Indemnification of Directors and Officers
The DGCL authorizes corporations to limit or eliminate the personal liability of directors to corporations and their shareholders for monetary damages for breaches of directors’ fiduciary duties. American Water’s certificate of incorporation includes a provision that eliminates the personal liability of directors for monetary damages for actions taken as a director to the fullest extent authorized by the DGCL. The DGCL does not permit exculpation for liability:
•for breach of the duty of loyalty;
•for acts or omissions not in good faith or involving intentional misconduct or knowing violation of law;
•under Section 174 of the DGCL (relating to unlawful dividends or stock repurchases); or
•for transactions from which the director derived improper personal benefit.
American Water’s certificate of incorporation and bylaws provide that it will indemnify its directors and officers to the fullest extent permitted by law. American Water’s bylaws also expressly authorize American Water to carry directors’ and officers’ insurance providing indemnification for American Water’s directors, officers and certain employees and agents for certain liabilities.

The limitation of liability and indemnification provisions in American Water’s certificate of incorporation and bylaws may discourage shareholders from bringing a lawsuit against directors for breach of their fiduciary duty. These provisions may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit American Water and its shareholders. In addition, your investment may be adversely affected to the extent American Water pays the costs of settlement and damage awards against directors and officers in accordance with these indemnification provisions.
Proxy Access
American Water’s bylaws permit an eligible shareholder or group of shareholders to include up to a specified number of director nominees in American Water’s proxy materials for an annual meeting of shareholders. To qualify, the shareholders (or group of up to 20 shareholders) must have continuously owned for at least three years 3% or more of American Water’s outstanding common stock. The maximum number of shareholder nominees permitted under this proxy access provision is the greater of (i) two or (ii) 20% of the total number of directors on American Water’s board of directors as of the last day on which a proxy access notice may be submitted, rounded down to the nearest whole number.
Transfer Agent and Registrar
American Stock Transfer & Trust Company, LLC serves as the registrar and transfer agent for American Water’s common stock.
New York Stock Exchange Symbol
American Water’s common stock is listed on the New York Stock Exchange under the trading symbol “AWK.”

DESCRIPTION OF AWCC DEBT SECURITIES AND AMERICAN WATER SUPPORT AGREEMENT
The following description of the terms of the debt securities sets forth certain general terms and provisions of the debt securities to which any prospectus supplement may relate. The particular terms of the debt securities offered by any prospectus supplement will be described in the prospectus supplement relating to those debt securities. Accordingly, for a description of the terms of a particular issue of debt securities, reference must be made to both the prospectus supplement relating thereto and to the following description.
AWCC may issue debt securities from time to time in one or more series. The debt securities will be general obligations of AWCC. Any debt securities issued by AWCC will have the benefit of a support agreement from American Water. In the event that any series of debt securities will be subordinated to other indebtedness that AWCC has outstanding or may incur, the terms of the subordination will be set forth in the prospectus supplement relating to the subordinated debt securities. Each series of debt securities offered by this prospectus will be issued under an indenture dated as of December 4, 2009, between AWCC and Wells Fargo Bank, National Association, as trustee, as the same may be amended or supplemented from time to time. The indenture and the form of supplemental indenture or other instrument establishing the debt securities of a particular series are filed as exhibits to, or will be subsequently incorporated by reference into, the registration statement of which this prospectus is a part. There is no requirement under the indenture that future issuances of AWCC’s debt securities be issued exclusively under the indenture, and we will be free to employ other indentures or documentation, containing provisions different from those included in the indenture or applicable to one or more issuances of debt securities in connection with future issuances of other debt securities.
The following discussion of certain provisions of the indenture is a summary only and should not be considered a complete description of the terms and provisions of the indenture. Accordingly, the following discussion is qualified in its entirety by reference to the provisions of the indenture, including the definition of certain terms used below.
General
The debt securities represent direct, unsecured, general obligations of AWCC and:
•may rank equally with other unsubordinated debt or may be subordinated to other debt AWCC has or may incur;
•may be issued in one or more series with the same or various maturities;
•may be issued at a price of 100% of their principal amount or at a premium or discount;
•may be issued in registered or bearer form and certificated or uncertificated form;
•may be represented by one or more global securities registered in the name of a designated depositary’s nominee; and
•will have the benefit of a support agreement, dated June 22, 2000, and amended on July 26, 2000, between AWCC and American Water, which is referred to as the “support agreement.”
The aggregate principal amount of debt securities that AWCC may authenticate and deliver under the indenture is unlimited. The debt securities may be issued in one or more series as may be authorized from time to time. We will include some or all of the following information about a particular series of debt securities in a prospectus supplement relating to that particular series of debt securities:
(1)the title of the debt securities of the series (which shall distinguish the debt securities of that particular series from the debt securities of any other series);
(2)the price or prices of the debt securities of the series;
(3)any limit upon the aggregate principal amount of the debt securities of the series which may be authenticated and delivered under the indenture (except for debt securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other debt securities of the series and except for any debt securities which are deemed never to have been authenticated and delivered);
(4)the person to whom any interest on a debt security of the series shall be payable, if other than the person in whose name that debt security (or one or more predecessor securities) is registered at the close of business on the regular record date for such interest;
(5)the date or dates on which the principal and premium of any debt securities of the series are payable;

(6)the rate or rates (which may be fixed or variable) at which any debt securities of the series shall bear interest (if any), or the method of determining such rate or rates, the date or dates from which any such interest shall accrue, the interest payment dates on which any such interest shall be payable, and the regular record date for any such interest payable on any interest payment date;
(7)the period or periods within which, the price or prices at which and the terms and conditions upon which any debt securities of the series may be redeemed, in whole or in part, at the option of AWCC (including without limitation the number of basis points specified for such series for purposes of determining any make-whole amount in respect thereof, and any reference treasury dealers for such series) and, if other than by a board resolution, the manner in which any election by AWCC to redeem the debt securities shall be evidenced;
(8)the obligation, if any, of AWCC to redeem or purchase any debt securities of the series at the option of the holder thereof, or at the option of any other person, and the period or periods within which, the price or prices at which and the terms and conditions upon which any debt securities of the series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;
(9)if other than the currency of the United States of America, the currency, currencies or currency units in which the principal of or any premium or interest on any debt securities of the series shall be payable and the manner of determining the equivalent thereof in the currency of the United States of America for any purpose, and such other or additional provisions (including, without limitation, in respect of defeasance and covenant defeasance) as shall be necessary and desirable in connection therewith;
(10)if other than the entire principal amount thereof, the portion of the principal amount of any debt securities of the series which shall be payable upon declaration of acceleration of the maturity thereof;
(11)if the principal amount payable at the stated maturity of any debt securities of the series will not be determinable as of any one or more dates prior to the stated maturity, the amount which shall be deemed to be the principal amount of such debt securities as of any such date for any purpose thereunder or hereunder, including the principal amount thereof which shall be due and payable upon any maturity other than the stated maturity or which shall be deemed to be outstanding as of any date prior to the stated maturity (or, in any such case, the manner in which such amount deemed to be the principal amount shall be determined);
(12)if applicable, that any debt securities of the series shall be issuable in whole or in part in the form of one or more debt securities in registered, global form without interest coupons, which are referred to as “global securities,” and, in such case, the respective depositaries for such global securities, the form of any legend or legends which shall be borne by any such global security, whether such global securities shall be in the form of registered securities, restricted securities or Regulation S securities and any circumstances in which any such global security may be exchanged in whole or in part for debt securities registered, and any transfer of such global security in whole or in part may be registered, in the name or names of persons other than the depositary for such global security or a nominee thereof;
(13)the terms, if any, upon which the debt securities of the series may be convertible into or exchanged for AWCC’s other debt securities or other securities of any kind and the terms and conditions upon which such conversion or exchange shall be effected, including the initial conversion or exchange price or rate, the conversion or exchange period and any other additional provisions;
(14)if other than denominations of $1,000 and any integral multiple thereof, the denominations in which the debt securities of the series shall be issuable;
(15)if the amount of principal, premium or interest with respect to the debt securities of the series may be determined with reference to an index or pursuant to a formula, the manner in which such amounts will be determined;
(16)any changes or additions to the provisions of the indenture dealing with defeasance;
(17)the terms, if any, of the transfer, mortgage, pledge or assignment as security for the debt securities of the series of any properties, assets, moneys, proceeds, securities or other collateral, including whether certain provisions of the Trust Indenture Act of 1939, as amended, or the “Trust Indenture Act”, are applicable and any corresponding changes to provisions of the indenture as then in effect;
(18)any addition to or change in the events of default with respect to any debt securities of the series and any change in the right of the trustee or the holders of such series of debt securities to declare the principal, premium and interest, if any, on such series of debt securities due and payable;
(19)any trustee, authenticating agent, paying agent, transfer agent or registrar;

(20)the applicability of, and any addition to or change in, the covenants and definitions set forth in the indenture which applies to the debt securities;
(21)the subordination, if any, of the debt securities of the series pursuant to the indenture and any changes or additions to the provisions of the indenture relating to subordination;
(22)with regard to debt securities of the series that do not bear interest, the dates for certain required reports to the trustee;
(23)any material U.S. federal income tax consequences applicable to the debt securities; and
(24)any other terms of the series.
All debt securities of one series need not be issued at the same time, and a series may be re‑opened for issuances of additional debt securities of such series. This means that AWCC may from time to time, without notice to, or the consent of any existing holders of the previously-issued debt securities of a particular series, create and issue additional debt securities of such series. Such additional debt securities will have the same terms as the previously‑issued debt securities of such series in all respects except for the issue date and, if applicable, the initial interest payment date. The additional debt securities will be consolidated and form a single series with the previously‑issued debt securities of such series.
Support Agreement
AWCC’s indebtedness (including debt securities) has the benefit of the support agreement. The support agreement, which, under the circumstances described below, is the functional equivalent of a guarantee, provides, among other things, that:
•American Water owns, and during the term of the support agreement shall continue to own, all of the voting stock of AWCC free and clear of any lien, security interest or other charge or encumbrance;
•American Water will provide to AWCC, at its request or the request of any lender (including any holder of debt securities), funds in the form of cash or liquid assets (as equity or, if American Water and AWCC agree, as a loan subordinated to any and all indebtedness, whether or not that indebtedness is outstanding at the time of the loan) as required if AWCC is unable to make timely payment of interest, principal or premium, if any, on any indebtedness issued by it;
•American Water will cause AWCC to have at all times a positive tangible net worth (total assets less liabilities less intangible assets), as determined in accordance with generally accepted accounting principles; and
•if AWCC fails or refuses to take timely action to enforce certain rights under the support agreement or if AWCC defaults in the timely payment of interest, principal or premium, if any, owed to a lender (including any holder of debt securities) when due, that lender may proceed directly against American Water to enforce such rights or to obtain payment of the defaulted interest, principal or premium, if any, owed to that lender.
No amendment to the support agreement that adversely affects the rights of any lender (including any holder of debt securities) and no termination of the support agreement will be effective until such time as all indebtedness of AWCC shall have been irrevocably paid in full and all commitments for indebtedness have been terminated, unless the lenders (including holders of debt securities or the trustee acting on behalf of debt security holders) holding all of the aggregate principal amount of debt outstanding and (to the extent not outstanding) committed to consent in writing thereto. Notwithstanding the foregoing sentence, any amendment to the support agreement for the purposes of (i) increasing the minimum net worth as provided in the support agreement, (ii) establishing or increasing a minimum interest coverage ratio, (iii) establishing or reducing a maximum amount of debt leverage, (iv) increasing the aggregate principal amount of debt outstanding whose holders are required to consent to the termination or amendment of the support agreement, or (v) any combination of clauses (i), (ii), (iii) and (iv) of this sentence, shall be effective without the consent of any lender (including any holder of debt securities or trustee acting on behalf of such holder). In addition, nothing in the prior two sentences shall derogate from, or override, any provision in an instrument, indenture, agreement or other document pursuant to which indebtedness is or will be issued that requires the written consent of the holders of a specified amount or percentage of that indebtedness to consent to an amendment or termination of the support agreement.
Certain Covenants
Unless otherwise provided in the prospectus supplement for a particular series of debt securities, the indenture, as supplemented for a particular series of debt securities, will contain the following covenants for the benefit of the holders of such series of debt securities, which will be applicable (unless waived or amended) so long as any of the debt securities of such series are outstanding:

Restrictions on Liens
AWCC will not, and will not allow American Water, as the support provider, or any of its subsidiaries, as defined below, to, create, incur, issue or assume any liens, as defined below, on American Water’s or its subsidiaries’ respective property to secure debt, as defined below, where the debt secured by those liens would exceed an amount equal to 15% of our consolidated tangible total assets, as defined below (calculated to exclude debt secured by permitted liens). This restriction does not apply to the following permitted liens:
(a)liens existing, or created pursuant to the terms of agreements existing, on the date of the indenture;
(b)liens consisting of (i) pledges or deposits in the ordinary course of business to secure obligations under workmen’s compensation laws or similar legislation, (ii) deposits in the ordinary course of business to secure or in lieu of surety, appeal or customs bonds to which AWCC, American Water or any of its subsidiaries is a party, (iii) liens created by or resulting from any litigation or legal proceeding which is currently being contested in good faith by appropriate proceedings diligently conducted, (iv) pledges or deposits in the ordinary course of business to secure performance in connection with bids, tenders or contracts (other than contracts for the payment of money) or (v) materialmen’s, mechanics’, carriers’, workmen’s repairmen’s or other like liens incurred in the ordinary course of business for sums not yet due or currently being contested in good faith by appropriate proceedings diligently conducted;
(c)liens created to secure tax-exempt debt, in connection with the financing or refinancing of the purchase, lease or construction of properties;
(d)any lien on any asset of any person existing at the time the person is merged or consolidated with or into, or such asset is acquired by AWCC, American Water or any of its subsidiaries and not created in contemplation of such event;
(e)liens created to secure sales of accounts receivable and other receivables;
(f)licenses of intellectual property granted by AWCC, American Water or any of its subsidiaries in the ordinary course of business and not interfering in any material respect with the ordinary conduct of business;
(g)liens of landlords arising under real property leases to the extent those liens arise in the ordinary course of business and do not secure any past due obligation for the payment of money;
(h)any interest or title of a lessor or sublessor under any lease permitted by the indenture;
(i)liens securing debt which has neither been assumed by AWCC, American Water or any of its subsidiaries nor upon which AWCC, American Water or any of its subsidiaries customarily pay interest charges, existing upon real property, or rights in or relating thereto, which real property or rights were acquired for right-of-way purposes;
(j)zoning laws and ordinances;
(k)any leases required to be capitalized on a balance sheet of the lessee in accordance with generally accepted accounting principles;
(l)easements, rights-of-way, restrictions, conditions and other similar encumbrances, minor defects or irregularities of title, and alleys, streets and highways, which in the aggregate do not materially impair the usefulness of the mortgaged property in the present business of AWCC, American Water or any of its subsidiaries;
(m)leases of the properties of AWCC, American Water or any of its subsidiaries, in each case entered into in the ordinary course of business and that do not, individually or in the aggregate, (i) interfere in any material respect with the ordinary course of business or (ii) materially impair the value of the property subject thereto;
(n)liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into by AWCC, American Water or any of its subsidiaries in the ordinary course of business in accordance with the past practices of AWCC, American Water or such subsidiary;
(o)bankers’ liens, right of setoff and other similar liens (including deposits required by interest rate swap agreements) existing solely with respect to cash and cash equivalents on deposit in one or more accounts maintained by AWCC, American Water or any of its subsidiaries, in each case granted in the ordinary course of business in favor of the financial institutions with which such accounts are maintained, securing amounts owing to such financial institutions with respect to cash management and operating account arrangements, including those involving pooled accounts and netting arrangements; provided that, unless such liens are non-

consensual and arise by operation of law, in no case shall any such liens secure (either directly or indirectly) the repayment of any debt;
(p)liens for taxes, assessments or governmental charges or levies not yet delinquent and which may subsequently be paid without interest or penalties and liens for taxes, assessments or governmental charges or levies which are being contested in good faith by appropriate proceedings for which reserves have been established to the extent required by generally accepted accounting principles;
(q)any lien on any property of AWCC, American Water or any of its subsidiaries securing obligations not exceeding in the aggregate $100 million outstanding any time;
(r)liens on any property, acquired, constructed or improved by AWCC, American Water or any of its subsidiaries after the date of the indenture, and any improvements thereon, accessions thereto or other property acquired or constructed for use in connection therewith or related thereto, which are created or assumed prior to or contemporaneously with, or within 180 days after, such acquisition or completion of such construction or improvement, or within one year thereafter pursuant to a firm commitment for financing arranged with a lender or investor within such 180-day period, to secure or provide for the payment of all or any part of the purchase price of such property or the cost of such construction or improvement incurred after the date of the indenture or liens on any property existing at the time of acquisition thereof; provided, that the liens shall not extend to any property theretofore owned by AWCC, American Water or any of its subsidiaries other than, in the case of any such construction or improvement, (i) unimproved real property on which the property so constructed or the improvement is located, (ii) other property (or improvement thereon) which is an improvement to or is acquired or constructed for use in connection therewith or related thereto, (iii) any right and interest under any agreement or other documents relating to the property being so constructed or improved or such other property and (iv) the stock of any subsidiary of American Water created or maintained for the primary purpose of owning the property so constructed or improved;
(s)liens on property securing debt if, prior to or concurrently with the issuance, assumption or guarantee of such debt, the debt securities (together with, if AWCC shall so determine, (i) any other debt of or guaranteed by AWCC ranking equally with the debt securities or (ii) any debt of American Water or any of its subsidiaries then existing or thereafter created) are secured by such property equally and ratably with (or prior to) such debt (for so long as such debt is secured by such liens);
(t)liens securing the debt securities;
(u)liens securing debt owed to AWCC, American Water or any of its subsidiaries; and
(v)liens created for the sole purpose of refinancing, extending, renewing or replacing in whole or in part debt or other obligations secured by any lien referred to in the foregoing subsections (a) through (t); provided, however, that the principal amount of debt or obligations secured thereby shall not exceed the principal amount of debt or obligations so secured at the time of such refinancing, extension, renewal or replacement plus the amount of any premiums required to be paid thereon and reasonable fees and expenses associated therewith and that such refinancing, extension, renewal or replacement, as the case may be, shall be limited to all or a part of the property that secured the lien or mortgage so refinanced, extended, renewed or replaced (and any improvements on such property).
“Debt” means, for any person (without duplication), all (i) indebtedness for borrowed money, (ii) obligations evidenced by bonds, debentures, notes or other similar instruments, (iii) obligations to pay the deferred purchase price of property or service (other than trade payables not overdue by more than 90 days incurred in the ordinary course of business and long term water purchase contracts), (iv) obligations under capital leases, (v) indebtedness of the type referred to in clauses (i) through (iv) above secured by (or for which the holder of such indebtedness has an existing right, contingent or otherwise, to be secured by), any lien or encumbrance on, or security interest in, property (including, without limitation, accounts and contract rights) owned by such person, even though such person has not assumed or become liable for the payment of such indebtedness, and (vi) all obligations of such person for indebtedness or obligations of others of the kinds referred to in clauses (i) through (iv) above under direct or indirect guarantees, excluding, in all cases, (i) advances for construction and contributions in aid of construction as set forth on the consolidated balance sheet of American Water and its subsidiaries, (ii) reimbursement obligations (contingent or otherwise) in respect of outstanding letters of credit and (iii) attributable debt in respect of sale and leaseback transactions, as defined below.
“Lien” means any mortgage, lien, pledge, charge, security interest or other encumbrance, or any interest or title of any vendor, lessor, lender or other secured party to or of such person under any conditional sale or other title retention agreement or capital lease, upon or with respect to any property or asset of such person.

“Subsidiary” means a corporation more than 50% of the outstanding voting stock of which is owned, directly or indirectly, by American Water or by one or more other subsidiaries, or by American Water and one or more other subsidiaries.
Restrictions on Sales and Leasebacks
AWCC will not, and will not allow American Water or any of its subsidiaries to, enter into any sale and leaseback transaction without effectively providing that the debt securities will be secured equally and ratably with or prior to the sale and leaseback transaction, unless:
•the aggregate amount of the attributable debt of AWCC, American Water and its subsidiaries in respect of sale and leaseback transactions then outstanding would not exceed an amount equal to 15% of consolidated tangible total assets, as defined below, or
•AWCC, American Water or any of its subsidiaries, within 12 months of the sale and leaseback transaction, retire an amount of secured debt which is not subordinate to the debt securities in an amount equal to the greater of (1) the net proceeds of the sale or transfer of the property or other assets that are the subject of the sale and leaseback transaction or (2) the fair market value of the property leased.
A “sale and leaseback transaction” is an arrangement between AWCC, American Water or any of its subsidiaries and a bank, insurance company or other lender or investor where AWCC, American Water or any of its subsidiaries leases property for an initial term of three years or more that was or will be sold by AWCC, American Water, or such subsidiary to that lender or investor for a sale price of $1 million or its equivalent or more.
“Attributable debt” means the lesser of (1) the fair market value of the asset subject to the sale and leaseback transaction and (2) the present value, determined in accordance with generally accepted accounting principles (discounted at a rate equal to the rate of interest implicit in such transaction), of the obligations of the lessee for the net rental payments (excluding amounts on account of maintenance and repairs, insurance, taxes, assessments and similar charges and contingent rents) during the term of the lease.
“Consolidated tangible total assets” means, as at any applicable time of determination, consolidated total assets less, without duplication, all intangible assets such as goodwill, trademarks, trade names, patents and unamortized debt discount and expense carried as an asset, in each case as set forth in American Water’s most recent consolidated balance sheet.
“Consolidated total assets” means, as at any applicable time of determination, the consolidated total assets of American Water and its subsidiaries as set forth in American Water’s most recent consolidated financial statements.
Merger, Consolidation or Sale of Assets
Neither AWCC nor American Water will consolidate with or merge into any other person or convey, transfer or lease its properties and assets substantially as an entirety to any person, unless:
(i)the successor formed by a consolidation or the survivor of a merger or the person that acquires by conveyance, transfer or lease all or substantially all of the assets of AWCC or American Water as an entirety, as the case may be, is a person organized and existing under the laws of the United States or any State thereof (including the District of Columbia), and expressly assumes, in the case of AWCC, the due and punctual payment of the principal of and any premium and interest on all the debt securities and the performance or observance of every covenant of the indenture on the part of AWCC to be performed or observed, and, in the case of American Water, all the obligations under the support agreement to be performed or observed, and such person shall have caused to be delivered to the trustee an officers’ certificate and an opinion of counsel to the effect that such consolidation, merger, conveyance, transfer or lease complies with this covenant; and
(ii)immediately before and immediately after giving effect to such transaction, no event of default, and no event which, after notice or lapse of time or both, would become an event of default, has occurred and is continuing.
Upon any consolidation by AWCC or American Water with or merger by AWCC or American Water into any other person or any conveyance, transfer or lease of either AWCC’s or American Water’s properties and assets substantially as an entirety in accordance with this covenant, the successor person formed by such consolidation or into which it is merged or to which such conveyance, transfer or lease is made will succeed to, and be substituted for, and may exercise every right and power of, AWCC or American Water, as applicable, under the indenture and the support agreement with the same effect as if such successor person had been named as AWCC or American Water, as applicable, therein, and thereafter, except in the case of a lease, the predecessor person will be relieved of all obligations and covenants, in the case of AWCC under the indenture, the debt securities and, in the case of American Water, under the support agreement.
Support Agreement
American Water may not (a) cancel or terminate the support agreement or (b) amend or otherwise modify the terms of the support agreement, except in accordance with the support agreement. See “Support Agreement.”
Subordination
A series of debt securities may be subordinated, which are referred to as “subordinated debt securities,” to senior indebtedness (as would be defined in the applicable prospectus supplement) to the extent set forth in the prospectus supplement relating thereto. To the extent American Water conducts its operations through subsidiaries, the holders of debt securities (whether or not subordinated debt securities) will be structurally subordinated to the creditors of American Water’s subsidiaries with respect to American Water’s obligations under the support agreement, except to the extent such subsidiary is a guarantor of such series of debt securities.
Events of Default
Each of the following constitutes an event of default under the indenture with respect to any series of debt securities:
(1)default for 30 days in the payment when due of interest on any debt security of that series;
(2)default in the payment when due of the principal of, or premium, if any, on any debt security of that series;
(3)default in the deposit of any sinking fund payment, when and as due by the terms of debt securities of that series;
(4)failure by AWCC or American Water to comply with the provisions described under the caption “—Certain Covenants—Merger, Consolidation or Sale of Assets”;
(5)default in the performance, or breach by AWCC or American Water, as applicable, of any other covenant or warranty in the indenture or the support agreement for 60 days after (i) AWCC and American Water receive written notice of such default or breach from the trustee or (ii) AWCC, American Water and the trustee receive written notice of such default or breach from the holders of at least 25% in principal amount of the debt securities of that series; provided, however, that except with respect to defaults under or breaches of the covenant described under “—Certain Covenants—Restrictions on Liens,” holders of a series of debt securities will be deemed to have agreed to an extension of such 60-day period to 120 days so long as corrective action is initiated by AWCC or American Water within such 60-day period unless such corrective action is no longer being diligently pursued;
(6)default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by AWCC or American Water (or the payment of which is guaranteed by AWCC or American Water), if that default is caused by a failure to pay principal at its stated maturity after giving effect to any applicable grace period, or results in the acceleration of such indebtedness prior to its stated maturity and, in each case, the principal amount of any such indebtedness, together with the principal amount of any other indebtedness under which there has been a payment default after stated maturity or the maturity of which has been so accelerated, aggregates $100 million or more;
(7)failure by AWCC or American Water to pay final judgments aggregating (to the extent not paid or insured) in excess of $100 million, which judgments are not, within 60 days after entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within 60 days after the expiration of such stay;
(8)except as permitted by the indenture, the support agreement shall cease for any reason to be in full force or effect or American Water, or any person acting on behalf of American Water, shall deny or disaffirm American Water’s obligations under the support agreement; and
(9)certain events of bankruptcy or insolvency described in the indenture with respect to AWCC or American Water.

Any addition to or changes in the foregoing events of default may be described in the prospectus supplement for a particular series of debt securities.
In the case of an event of default arising from certain events of bankruptcy or insolvency, with respect to AWCC or American Water, all outstanding debt securities of such series will become due and payable immediately without further action or notice. If any other event of default occurs and is continuing, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of such series may declare the principal amount of all the securities of that series to be due and payable immediately. After any such acceleration, but before a judgment or decree based on acceleration is obtained by the trustee, the holders of a majority in aggregate principal amount of the outstanding debt securities of such series may, under certain circumstances, rescind and annul such acceleration and waive such event of default if all events of default, other than the nonpayment of accelerated principal have been cured or waived as provided for in the indenture.
Holders of debt securities of a series may not enforce the indenture or such debt securities except as provided in the indenture. Subject to certain limitations, holders of a majority in principal amount of the then outstanding debt securities of a series may direct the trustee in its exercise of any trust or power. The trustee may withhold from holders of a series of debt securities notice of any continuing default if it determines that withholding notice is in their interest, except a default relating to the payment of principal or interest.
Subject to the provisions of the indenture relating to the duties of the trustee, in case an event of default shall occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any of the holders of a series of debt securities, unless such holders shall have offered to the trustee reasonable indemnity or security against any loss, liability or expense. Subject to such provisions for indemnification of the trustee, the holders of a majority in principal amount of a series of debt securities then outstanding will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to such series of outstanding debt securities.
The holders of a majority in aggregate principal amount of debt securities of a series then outstanding may, on behalf of the holders of all debt securities of such series, waive any past default and its consequences under the indenture except a default in the payment of interest on, or the principal of, debt securities of such series (other than the non-payment of principal of or interest on debt securities of such series that became due solely because of the acceleration of debt securities of such series) or a covenant or provision of the indenture that cannot be modified or amended without the consent of each holder of each debt security of such series affected.
AWCC is required to deliver to the trustee within 90 days after the end of each fiscal year a statement regarding compliance with the indenture during that fiscal year. Promptly (and in any event within 5 business days) upon a responsible officer, as defined below, of AWCC becoming aware of any default or event of default, AWCC is required to deliver to the trustee a statement specifying that default.
“Responsible officer” means the chief executive officer, chief operating officer, general counsel, any senior financial officer and any other officer of AWCC with responsibility for the administration of the indenture.
“Senior financial officer” means the chief financial officer, principal accounting officer, treasurer or controller of AWCC.
Modification or Waiver
Except as provided below, AWCC and the trustee may supplement and amend the indenture with the consent of the holders of not less than a majority in principal amount of the outstanding debt securities. The consent of the holder of each outstanding debt security affected is required to:
•change the stated maturity of the principal of, or any installment of interest on, the debt securities;
•reduce the principal amount or the rate of interest on, or any premium payable upon the redemption of, the debt securities;
•change the place or currency of payment of principal of, interest on, or premium, if any, on, the debt securities;
•impair the right to institute suit for the enforcement of any such payment on or after the stated maturity of the debt securities or any redemption date for the debt securities;
•reduce the percentage of outstanding debt securities necessary to modify or amend the indenture or to consent to any waiver under the indenture;

•modify provisions related to waivers of past defaults or waivers of certain covenants, other than to increase the percentage of outstanding debt securities necessary for such waivers; or
•modify any of the above requirements.
AWCC and the trustee may supplement and amend the indenture without the consent of any holder for the following purposes:
•to evidence the succession of another entity to AWCC as obligor under the indenture and the debt securities;
•to add to the covenants of AWCC, American Water or a subsidiary of American Water for the benefit of the holders of the debt securities or to surrender any right or power conferred upon AWCC, American Water or any subsidiary of American Water;
•to provide for uncertificated debt securities in addition to or in place of certificated debt securities (provided that the uncertificated debt securities are issued in registered form for purposes of Section 163(f) of the Internal Revenue Code, or in a manner such that the uncertificated debt securities are described in Section 163(f)(2)(B) of the Internal Revenue Code);
•to secure the debt securities or add guarantees with respect to the debt securities;
•to establish the form or terms of debt securities as permitted by the indenture;
•to provide for the acceptance of appointment by a successor trustee;
•to cure any ambiguity, defect or inconsistency in the indenture or to make any other change that does not adversely affect the rights of any holder of the debt securities;
•to effect the assumption of the indenture by American Water; or
•to comply with any requirement of the SEC in connection with the qualification of the indenture under the Trust Indenture Act.
The consent of the holders of the debt securities is not necessary under the indenture to approve the particular form of any proposed amendment or supplemental indenture. It is sufficient if such consent approves the substance of the proposed amendment or supplemental indenture.
Prescription Period
Any money that AWCC deposits with the trustee or any paying agent for the payment of principal, premium, if any, or interest on any debt security that remains unclaimed for two years after the date upon which the principal, premium, if any, and interest are due and payable will be repaid to AWCC upon AWCC’s request unless otherwise required by mandatory provisions of any applicable unclaimed property law. After that time, unless otherwise required by mandatory provisions of any unclaimed property law, the holder of any debt security will be able to seek any payment to which that holder may be entitled only from AWCC.
No Personal Liability of Directors, Officers, Employees and Shareholders
No director, officer, employee, incorporator or shareholder of AWCC or American Water, will have any liability for any obligations of AWCC or American Water under the debt securities, the indenture or the support agreement, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of a debt security by accepting such debt security waives and releases all such liability. The waiver and release are part of the consideration for issuance of the debt securities. The waiver may not be effective to waive liabilities under the federal securities law and it is the view of the SEC that such waiver is against public policy.
Defeasance
At any time, AWCC may terminate all its obligations under debt securities of a series and the indenture with respect to such debt securities, which is referred to as “legal defeasance,” except for certain obligations, including those respecting the defeasance trust and obligations to register the transfer or exchange of debt securities of such series, to replace mutilated, destroyed, lost or stolen debt securities of such series and to maintain a registrar and paying agent in respect of the debt securities of such series.
In addition, at any time AWCC may terminate its obligations under certain specified covenants with respect to a series of debt securities.

AWCC may exercise its legal defeasance option with respect to a series of debt securities notwithstanding its prior exercise of its covenant defeasance option with respect to such series of debt securities. If AWCC exercises its legal defeasance option with respect to a series of debt securities, payment of the debt securities of such series may not be accelerated because of an event of default with respect thereto. If AWCC exercises its covenant defeasance option with respect to a series of debt securities, payment of the debt securities of such series may not be accelerated because of a default related to the specified covenants.
In order to exercise either defeasance option with respect to debt securities of a series, AWCC must irrevocably deposit in trust, which is referred to as the “defeasance trust,” with the trustee money or U.S. Government obligations, or both, in an amount deemed sufficient in the opinion of a nationally recognized firm of independent public accountants for the payment of principal and premium, if any, and interest on such debt securities to maturity, and must comply with certain other conditions, including delivery to the trustee of an opinion of counsel to the effect that holders of the debt securities of such series will not recognize gain or loss for U.S. federal income tax purposes as a result of such deposit and defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred (and, in the case of legal defeasance only, such opinion of counsel must be based on a ruling of the Internal Revenue Service or change in applicable U.S. federal income tax law).
Discharge
When (i) AWCC delivers to the trustee all outstanding debt securities of a series (other than any debt securities replaced because of mutilation, loss, destruction or wrongful taking) for cancellation or (ii) all outstanding debt securities of such series have become due and payable, or are by their terms due and payable within one year whether at maturity or are to be called for redemption within one year under arrangements reasonably satisfactory to the trustee, and in the case of clause (ii) AWCC irrevocably deposits with the trustee funds sufficient to pay at maturity or upon redemption all outstanding debt securities of such series, including interest thereon, and if in either case AWCC pays all other sums related to the applicable series of debt securities payable under the indenture by AWCC, then the indenture shall, subject to certain surviving provisions, cease to be of further effect with respect to such series. The trustee shall acknowledge satisfaction and discharge of the indenture with respect to the applicable series of debt securities on request of AWCC accompanied by an officers’ certificate and an opinion of counsel of AWCC.
Governing Law
The indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York, without regard to conflicts of laws principles thereof.
Book-Entry, Delivery and Form
Except as set forth in the applicable prospectus supplement, each series of debt securities will be issued in registered, global form and will be represented by one or more global securities. Upon issuance, each of the global securities will be deposited with the trustee as custodian for The Depository Trust Company, which is referred to as “DTC,” in New York, New York, and registered in the name of DTC or its nominee, in each case for credit to an account of a direct or indirect participant in DTC as described below.
Except as set forth below, the global securities may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the global securities may not be exchanged for definitive debt securities in registered certificated form, which is referred to as “certificated debt securities,” except in the limited circumstances described below. See “—Exchanges of Global Securities for Certificated Debt Securities.” Except in the limited circumstances described below, owners of beneficial interests in the global securities will not be entitled to receive physical delivery of the debt securities in certificated form.
Transfers of beneficial interests in the global securities will be subject to the applicable rules and procedures of DTC and its direct or indirect participants, which may change from time to time.
Exchanges of Global Securities for Certificated Debt Securities
A beneficial interest in a global security may not be exchanged for a debt security in certificated form unless (i) DTC (x) notifies AWCC that it is unwilling or unable to continue as depository for such global security or (y) has ceased to be a clearing agency registered under the Exchange Act, or (ii) there shall have occurred and be continuing an event of default with respect to the debt securities. In all cases, certificated debt securities delivered in exchange for any global security or beneficial interests therein will be registered in the names, and issued in approved denominations, requested by or on behalf of DTC (in accordance with its customary procedures).
Depository Procedures
The following description of the operations and procedures of DTC is provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to changes by them from time to time. American Water and AWCC take no responsibility for these operations and procedures and urge investors to contact the system or their participants directly to discuss these matters.
Upon the issuance of the global securities, DTC will credit, on its internal system, the respective principal amount of the individual beneficial interests represented by such global securities to the accounts with DTC, which are referred to as “participants,” or persons who hold interests through participants. Ownership or beneficial interests in the global securities will be shown on, and the transfer of that ownership will be effected only through, records maintained by DTC or its nominee (with respect to interests of participants) and the records of participants (with respect to interest of persons other than participants).
As long as DTC, or its nominee, is the registered holder of a global security, DTC or such nominee, as the case may be, will be considered the sole owner and holder of the debt securities represented by such global security for all purposes under the indenture and the debt securities. Except in the limited circumstances described above under “—Exchanges of Global Securities for Certificated Debt Securities,” owners of beneficial interests in a global security will not be entitled to have portions of such global security registered in their names, will not receive or be entitled to receive physical delivery of debt securities in definitive form and will not be considered the owners or holders of the global security (or any debt securities presented thereby) under the indenture or the debt securities. In addition, no beneficial owner of an interest in a global security will be able to transfer that interest except in accordance with DTC’s applicable procedures, in addition to those under the indenture referred to herein.
Investors may hold their interests in the global securities directly through DTC, if they are participants in such system, or indirectly through organizations which are participants in such system. All interests in a global security may be subject to the procedures and requirements of DTC.
The laws of some jurisdictions may require that certain persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a global security to such persons may be limited to that extent. Because DTC can act only on behalf of participants, which in turn act on behalf of indirect participants and certain banks, the ability of a person having beneficial interests in a global security to pledge such interests to persons or entities that do not participate in the DTC system, or otherwise take action in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.
Payments of the principal of and interest on global securities will be made to DTC or its nominee as the registered holder thereof. Neither AWCC, the trustee nor any of their respective agents will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the global securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.
AWCC expects that DTC or its nominee, upon receipt of any payment of principal or interest in respect of a global security representing any debt securities held by it or its nominee, will immediately credit participants’ accounts with payment in amounts proportionate to their respective beneficial interests in the principal amount of such debt securities as shown on the records of DTC or its nominee. AWCC also expects that payments by participants to owners of beneficial interests in such global securities held through such participants will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers registered in “street name.” Such payments will be the responsibility of such participants.
Transfers between participants in DTC will be effected in accordance with DTC’s procedures.
DTC has advised AWCC that DTC will take any action permitted to be taken by a holder of debt securities (including the presentation of debt securities for exchange as described below) only at the direction of one or more participants to whose account with DTC interests in the global securities are credited and only in respect of such portion of the aggregate principal amount of the debt securities as to which such participant or participants has or have given such direction. However, if there is an event of default under the debt securities, DTC reserves the right to exchange the global securities for legended debt securities in certificated form, and to distribute such debt securities to its participants.
DTC has advised AWCC that DTC is:

•a limited purpose trust company organized under the New York Banking Law,
•a “banking organization” within the meaning of the New York Banking Law,
•a member of the Federal Reserve System,
•a “clearing corporation” within the meaning of the New York Uniform Commercial Code, as amended, and
•a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.
DTC was created to hold securities for its participants and facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical transfer and delivery of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. DTC is partially owned by some of these participants or their representatives. Indirect access to the DTC system is available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly, which we refer to as indirect participants.
Although DTC has agreed to the foregoing procedures in order to facilitate transfers of beneficial ownership interests in the global securities among participants of DTC, it is under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. None of AWCC, the trustee nor any of their respective agents will have any responsibility for the performance by DTC or its participants or indirect participants of its respective obligations under the rules and procedures governing its operations, including maintaining, supervising or reviewing the records relating to, or payments made on account of, beneficial ownership interests in global securities.
Settlement and Payment
AWCC will make payments in respect of the debt securities represented by the global securities (including principal, premium, if any, and interest) by wire transfer of immediately available funds to the accounts specified by the global security holder. AWCC will make all payments of principal, interest and premium, if any, with respect to certificated debt securities by wire transfer of immediately available funds to the accounts specified by the holders of the certificated debt securities or, if no such account is specified, by mailing a check to each such holder’s registered address.

DESCRIPTION OF DEPOSITARY SHARES
The following summary of certain provisions of the depositary shares does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the depositary agreement that will be filed with the SEC in connection with the offering of such depositary shares.
American Water may offer fractional shares of preferred stock, rather than full shares of preferred stock. If American Water decides to offer fractional shares of preferred stock, American Water will issue receipts for depositary shares. Each depositary share will represent a fraction of a share of a particular series of preferred stock, and the prospectus supplement will indicate that fraction. The shares of preferred stock represented by depositary shares will be deposited under a depositary agreement between American Water and a depositary that is a bank or trust company that meets certain requirements and is selected by American Water. The depositary will be specified in the applicable prospectus supplement. Each owner of a depositary share will be entitled to all of the rights and preferences of the preferred stock represented by the depositary share. The depositary shares will be evidenced by depositary receipts issued pursuant to the depositary agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of preferred stock in accordance with the terms of the offering.
American Water has summarized selected provisions of the depositary agreement and the depositary receipts, but the summary is qualified in its entirety by reference to the provisions of the depositary agreement and the depositary receipts. The particular terms of any series of depositary shares will be described in the applicable prospectus supplement. If so indicated in the prospectus supplement, the terms of any such series may differ from the terms set forth below.
Dividends and Other Distributions
The depositary will distribute all cash dividends or other cash distributions received by it in respect of the preferred stock to the record holders of depositary shares relating to such preferred shares in proportion to the numbers of depositary shares held on the relevant record date. The amount made available for distribution will be reduced by any amounts withheld by the depositary or American Water on account of taxes.
In the event of a distribution other than in cash, the depositary will distribute securities or property received by it to the record holders of depositary shares in proportion to the numbers of depositary shares held on the relevant record date, unless the depositary determines that it is not feasible to make such distribution. In that case, the depositary may make the distribution by such method as it deems equitable and practicable. One such possible method is for the depositary to sell the securities or property and then distribute the net proceeds from the sale as provided in the case of a cash distribution.
Withdrawal of Shares
Upon surrender of depositary receipts representing any number of whole shares at the depositary’s office, unless the related depositary shares previously have been called for redemption, the holder of the depositary shares evidenced by the depositary receipts will be entitled to delivery of the number of whole shares of the related series of preferred stock and all money and other property, if any, underlying such depositary shares. However, once such an exchange is made, the preferred stock cannot thereafter be redeposited in exchange for depositary shares. Holders of depositary shares will be entitled to receive whole shares of the related series of preferred stock on the basis set forth in the applicable prospectus supplement. If the depositary receipts delivered by the holder evidence a number of depositary shares representing more than the number of whole shares of preferred stock of the related series to be withdrawn, the depositary will deliver to the holder at the same time a new depositary receipt evidencing the excess number of depositary shares.
Redemption of Depositary Shares
Whenever American Water redeems shares of the preferred stock, the depositary will redeem a number of depositary shares representing the same number of shares of preferred stock so redeemed. If fewer than all of the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot, pro‑rata or by any other equitable method as the depositary may determine.
Voting of Underlying Shares
Upon receipt of notice of any meeting at which the holders of the preferred stock of any series are entitled to vote, the depositary will mail the information contained in the notice of the meeting to the record holders of the depositary shares relating to that series of preferred shares. Each record holder of the depositary shares on the record date will be entitled to instruct the depositary as to the exercise of the voting rights represented by the number of shares of preferred stock underlying the holder’s depositary shares. The depositary will endeavor, to the extent it is practical to do so, to vote the number of whole shares of preferred stock underlying such depositary shares in accordance with such instructions. American Water will agree to take all action that the depositary may deem reasonably necessary in order to enable the depositary to do so. To the extent the depositary does not receive specific instructions from the holders of depositary shares relating to such preferred shares, it will abstain from voting such shares of preferred stock.
Amendment and Termination of Depositary Agreement
The form of depositary receipt evidencing the depositary shares and any provision of the applicable depositary agreement may at any time be amended by agreement between American Water and the depositary. American Water may, with the consent of the depositary, amend the depositary agreement from time to time in any manner that American Water desires. However, if the amendment would materially and adversely alter the rights of the existing holders of depositary shares, the amendment would need to be approved by the holders of at least a majority of the depositary shares then outstanding.
The depositary agreement may be terminated by American Water or the depositary if:
•all outstanding depositary shares have been redeemed; or
•there has been a final distribution in respect of the shares of preferred stock of the applicable series in connection with American Water’s liquidation, dissolution or winding up and such distribution has been made to the holders of depositary receipts.
Resignation and Removal of Depositary
The depositary may resign at any time by delivering to us notice of its election to do so. American Water may remove a depositary at any time. Any resignation or removal will take effect upon the appointment of a successor depositary and its acceptance of appointment.
Charges of Depositary
American Water will pay all transfer and other taxes and governmental charges arising solely from the existence of any depositary arrangements. American Water will pay all charges of each depositary in connection with the initial deposit of the preferred shares of any series, the initial issuance of the depositary shares, any redemption of such preferred shares and any withdrawals of such preferred shares by holders of depositary shares. Holders of depositary shares will be required to pay any other transfer taxes.
Notices
Each depositary will forward to the holders of the applicable depositary shares all notices, reports and communications from American Water which are delivered to such depositary and which are required to be furnished to the holders of the preferred shares.
Limitation of Liability
The depositary agreement will contain provisions that limit American Water’s liability and the liability of the depositary to the holders of depositary shares. Both the depositary and American Water will also be entitled to an indemnity from the holders of the depositary shares prior to bringing, or defending against, any legal proceeding. American Water or any depositary may rely upon written advice of counsel or accountants, or information provided by persons presenting preferred shares for deposit, holders of depositary shares or other persons believed by American Water to be competent and on documents believed by American Water or them to be genuine.

DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS
The following summary of certain provisions of the stock purchase contracts and stock purchase units does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the stock purchase contract or stock purchase unit, as applicable, that will be filed with the SEC in connection with the offering of such securities.
American Water may issue stock purchase contracts, including contracts obligating holders to purchase from American Water, and obligating American Water to sell to the holders, a specified number of shares of common stock or other securities at a future date or dates, which are referred to as “stock purchase contracts.” The price per share of the securities and the number of shares of the securities may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts. The stock purchase contracts may be issued separately or as part of units consisting of a stock purchase contract and debt securities, preferred securities, warrants or debt obligations of third parties, including U.S. treasury securities, securing the holders’ obligations to purchase the securities under the stock purchase contracts, which are referred to as “stock purchase units.” The stock purchase contracts may require holders to secure their obligations under the stock purchase contracts in a specified manner. The stock purchase contracts also may require American Water to make periodic payments to the holders of the stock purchase units or vice versa, and those payments may be unsecured or refunded on some basis.
The applicable prospectus supplement will describe the terms of the stock purchase contracts or stock purchase units. The description in the prospectus supplement will not necessarily be complete, and reference will be made to the stock purchase contracts, and, if applicable, collateral or depositary arrangements, relating to the stock purchase contracts or stock purchase units, which will be filed with the SEC each time American Water issues stock purchase contracts or stock purchase units. Material U.S. federal income tax considerations applicable to the stock purchase units and the stock purchase contracts will also be discussed in the applicable prospectus supplement.

DESCRIPTION OF SUBSCRIPTION RIGHTS
The following summary of certain provisions of the subscription rights does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the certificate evidencing the subscription rights that will be filed with the SEC in connection with the offering of such subscription rights.
General
American Water may issue subscription rights to purchase common stock, preferred stock, depositary shares or warrants to purchase preferred stock, common stock or depositary shares. Subscription rights may be issued independently or together with any other offered security and may or may not be transferable by the person purchasing or receiving the subscription rights. In connection with any subscription rights offering to American Water’s shareholders, American Water may enter into a standby underwriting arrangement with one or more underwriters pursuant to which such underwriters will purchase any offered securities remaining unsubscribed for after such subscription rights offering. In connection with a subscription rights offering to American Water’s shareholders, American Water will distribute certificates evidencing the subscription rights and a prospectus supplement to American Water’s shareholders on or about the record date that American Water sets for receiving subscription rights in such subscription rights offering.
The applicable prospectus supplement will describe the following terms of subscription rights in respect of which this prospectus is being delivered:
•the title of such subscription rights;
•the securities for which such subscription rights are exercisable;
•the exercise price for such subscription rights;
•any provisions for changes to or adjustments in the exercise price for such subscription rights;
•the number of such subscription rights each shareholder will be entitled to receive, on a per share basis;
•the extent to which such subscription rights are transferable;
•if applicable, a discussion of the material U.S. federal income tax considerations applicable to the issuance or exercise of such subscription rights;
•the date on which the right to exercise such subscription rights shall commence, and the date on which such rights shall expire (subject to any extension);
•the extent to which such subscription rights include an over-subscription privilege with respect to unsubscribed securities;
•if applicable, the material terms of any standby underwriting or other purchase arrangement that American Water may enter into in connection with the subscription rights offering; and
•any other terms of such subscription rights, including terms, procedures and limitations relating to the exchange and exercise of such subscription rights.
Exercise of Subscription Rights
Each subscription right will entitle the holder of the subscription right to purchase for cash such amount of shares of preferred stock, depositary shares, common stock, warrants or any combination thereof, at such exercise price as shall in each case be set forth in, or be determinable as set forth in, the prospectus supplement relating to the subscription rights offered thereby. Subscription rights may be exercised at any time up to the close of business on the expiration date for such subscription rights set forth in the prospectus supplement. After the close of business on the expiration date, all unexercised subscription rights will become void.
Subscription rights may be exercised as set forth in the prospectus supplement relating to the subscription rights offered thereby. Upon receipt of payment and the subscription rights certificate properly completed and duly executed at the corporate trust office of the subscription rights agent or any other office indicated in the prospectus supplement, American Water will forward, as soon as practicable, the shares of preferred stock or common stock, depositary shares or warrants purchasable upon such exercise. American Water may determine to offer any unsubscribed offered securities directly to persons other than shareholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby underwriting arrangements, as set forth in the applicable prospectus supplement.

DESCRIPTION OF WARRANTS
The following summary of certain provisions of the warrants does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the warrant agreement that will be filed with the SEC in connection with the offering of such warrants.
General
American Water may issue warrants for the purchase of debt securities, preferred stock, depositary shares or common stock. Warrants may be issued independently or together with debt securities, preferred stock, depositary shares or common stock offered by any prospectus supplement and may be attached to or separate from any such offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between American Water and a bank or trust company, as warrant agent. The warrant agent will act solely as American Water’s agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.
Debt Warrants
The prospectus supplement relating to a particular issue of debt warrants will describe the terms of such debt warrants, including the following:
•the title of such debt warrants;
•the offering price for such debt warrants, if any;
•the aggregate number of such debt warrants;
•the designation and terms of the debt securities purchasable upon exercise of such debt warrants;
•if applicable, the designation and terms of the debt securities with which such debt warrants are issued and the number of such debt warrants issued with each such debt security;
•if applicable, the date from and after which such debt warrants and any debt securities issued therewith will be separately transferable;
•the principal amount of debt securities purchasable upon exercise of a debt warrant and the price at which such principal amount of debt securities may be purchased upon exercise (which price may be payable in cash, securities, or other property);
•the date on which the right to exercise such debt warrants shall commence and the date on which such right shall expire;
•if applicable, the minimum or maximum amount of such debt warrants that may be exercised at any one time;
•whether the debt warrants represented by the debt warrant certificates or debt securities that may be issued upon exercise of the debt warrants will be issued in registered or bearer form;
•information with respect to book-entry procedures, if any;
•the currency or currency units in which the offering price, if any, and the exercise price are payable;
•if applicable, a discussion of material U.S. federal income tax considerations;
•the antidilution provisions of such debt warrants, if any;
•the redemption or call provisions, if any, applicable to such debt warrants;
•any provisions for changes to or adjustments in the exercise price for the debt warrants; and
•any additional terms of such debt warrants, including terms, procedures, and limitations relating to the exchange and exercise of such debt warrants.
Stock Warrants
The prospectus supplement relating to any particular issue of warrants for preferred stock, depositary shares or common stock will describe the terms of such warrants, including the following:
•the title of such warrants;

•the offering price for such warrants, if any;
•the aggregate number of such warrants;
•the designation and terms of the preferred stock, depositary shares or common stock purchasable upon exercise of such warrants;
•if applicable, the designation and terms of the offered securities with which such warrants are issued and the number of such warrants issued with each such offered security;
•if applicable, the date from and after which such warrants and any offered securities issued therewith will be separately transferable;
•the number of shares of preferred or common stock, or the number of depositary shares, purchasable upon exercise of a warrant, and the price at which such shares may be purchased upon exercise;
•the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;
•if applicable, the minimum or maximum amount of such warrants that may be exercised at any one time;
•the currency or currency units in which the offering price, if any, and the exercise price are payable;
•if applicable, a discussion of material U.S. federal income tax considerations;
•the antidilution provisions of such warrants, if any;
•the redemption or call provisions, if any, applicable to such warrants;
•any provisions for changes to or adjustments in the exercise price for the stock warrants; and
•any additional terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

PLAN OF DISTRIBUTION
We and any selling security holder may offer and sell the securities covered by this prospectus from time to time, in one or more transactions, at market prices prevailing at the time of sale, at prices related to market prices, at a fixed price or prices subject to change, at varying prices determined at the time of sale or at negotiated prices, by a variety of methods, including the following:
•through agents;
•to or through underwriters;
•through brokers or dealers;
•directly by us or any selling security holders to purchasers, including through a specific bidding, auction or other process; or
•through a combination of any of these foregoing methods of sale.
Registration of the securities covered by this prospectus does not mean that those securities necessarily will be offered or sold.
In effecting sales, brokers or dealers engaged by us may arrange for other brokers or dealers to participate. Broker-dealer transactions may include:
•purchases of the securities by a broker-dealer as principal and resales of the securities by the broker-dealer for its account pursuant to this prospectus;

•ordinary brokerage transactions; or
•transactions in which the broker-dealer solicits purchasers.
In addition, we and any selling security holder may sell any securities covered by this prospectus in private transactions or under Rule 144 of the Securities Act rather than pursuant to this prospectus.
In connection with the sale of securities covered by this prospectus, broker-dealers may receive commissions or other compensation from us in the form of commissions, discounts or concessions. Broker-dealers may also receive compensation from purchasers of the securities for whom they act as agents or to whom they sell as principals or both. Compensation as to a particular broker-dealer may be in excess of customary commissions or in amounts to be negotiated. In connection with any underwritten offering, underwriters may receive compensation in the form of discounts, concessions or commissions from us or from purchasers of the securities for whom they act as agents. Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Any underwriters, broker-dealers, agents or other persons acting on our behalf that participate in the distribution of the securities may be deemed to be “underwriters” within the meaning of the Securities Act, and any profit on the sale of the securities by them and any discounts, commissions or concessions received by any of those underwriters, broker-dealers, agents or other persons may be deemed to be underwriting discounts and commissions under the Securities Act.
In connection with the distribution of the securities covered by this prospectus or otherwise, we or any selling security holder may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of our securities in the course of hedging the positions they assume with us or any selling security holder. We or any selling security holder may also sell securities short and deliver the securities offered by this prospectus to close out short positions. We or any selling security holder may also enter into option or other transactions with broker-dealers or other financial institutions, which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus, as supplemented or amended to reflect such transaction. We or any selling security holder may also from time to time pledge our securities pursuant to the margin provisions of customer agreements with brokers. Upon a default, the broker may offer and sell such pledged securities from time to time pursuant to this prospectus, as supplemented or amended to reflect such transaction.
At any time a particular offer of the securities covered by this prospectus is made, a prospectus supplement, or, if required, a revised prospectus, will be distributed which will set forth the aggregate amount of securities covered by this prospectus being offered and the terms of the offering, including the name or names of any underwriters, dealers, brokers or agents, any discounts, commissions, concessions and other items constituting compensation from us and any discounts, commissions or concessions allowed or reallowed or paid to dealers. Such prospectus supplement, and, if necessary, a post-effective amendment to the registration statement of which this prospectus is a part, will be filed with the SEC to reflect the disclosure of additional information with respect to the distribution of the securities covered by this prospectus. In order to comply with the securities laws of certain states, if applicable, the securities sold under this prospectus may only be sold through registered or licensed broker-dealers. In addition, in some states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from registration or qualification requirements is available and is complied with.
We may solicit offers to purchase directly. Offers to purchase securities also may be solicited by agents designated by us from time to time. Any such agent involved in the offer or sale of the securities in respect of which this prospectus is delivered will be named, and any commissions payable by us to such agent will be set forth, in the applicable prospectus supplement. Unless otherwise indicated in such prospectus supplement, any such agent will be acting on a reasonable best efforts basis for the period of its appointment. Any such agent may be deemed to be an underwriter, as that term is defined in the Securities Act, of the securities so offered and sold.
American Water may offer its equity securities into an existing trading market on the terms described in the applicable prospectus supplement. Underwriters, dealers and agents who may participate in any at-the-market offerings will be described in the prospectus supplement relating thereto.
Securities may also be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more firms acting as principals for their own accounts or as agents, which are referred to as “remarketing firms.” Any remarketing firm will be identified and the terms of its agreement, if any, with us and its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters, as that term is defined in the Securities Act, in connection with the securities remarketed thereby.

If so indicated in the applicable prospectus supplement, we may authorize agents, dealers or underwriters to solicit offers by certain institutions to purchase securities from us at the public offering price set forth in the applicable prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in the applicable prospectus supplement. Such delayed delivery contracts will be subject to only those conditions set forth in the applicable prospectus supplement. A commission indicated in the applicable prospectus supplement will be paid to underwriters and agents soliciting purchases of securities pursuant to delayed delivery contracts accepted by us.
In connection with an underwritten offering, we and any selling security holder would execute an underwriting agreement with an underwriter or underwriters. Unless otherwise indicated in the revised prospectus or applicable prospectus supplement, such underwriting agreement would provide that the obligations of the underwriter or underwriters are subject to certain conditions precedent, and that the underwriter or underwriters with respect to a sale of the covered securities will be obligated to purchase all of the covered securities, if any such securities are purchased. We or any selling security holder may grant to the underwriter or underwriters an option to purchase additional securities at the public offering price, less any underwriting discount, as may be set forth in the revised prospectus or applicable prospectus supplement. If we or any selling security holder grants any such option, the terms of that option will be set forth in the revised prospectus or applicable prospectus supplement.
Underwriters, agents, brokers or dealers may be entitled, pursuant to relevant agreements entered into with us, to indemnification by us or any selling security holder against certain civil liabilities, including liabilities under the Securities Act that may arise from any untrue statement or alleged untrue statement of a material fact, or any omission or alleged omission to state a material fact in this prospectus, any supplement or amendment hereto, or in the registration statement of which this prospectus forms a part, or to contribution with respect to payments which the underwriters, agents, brokers or dealers may be required to make.
LEGAL MATTERS
The validity of the securities offered in this prospectus and any related prospectus supplement and certain legal matters will be passed upon for us by Morgan, Lewis & Bockius LLP, New York, New York, and/or counsel named in the applicable prospectus supplement. If the securities are being distributed in an underwritten offering, certain legal matters will be passed upon for the underwriters by counsel identified in the related prospectus supplement.
EXPERTS
The consolidated financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2020, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
WHERE YOU CAN FIND MORE INFORMATION
American Water files annual, quarterly and current reports, proxy statements and other information with the SEC. These SEC filings are available to the public via the Internet at the SEC’s website at http://www.sec.gov and our website at https://amwater.com. The information contained on or accessible from our website does not constitute a part of this prospectus and is not incorporated by reference herein.
American Water is “incorporating by reference” into this prospectus specific documents that it files with the SEC, which means that important information can be disclosed to you by referring you to those documents that are considered part of this prospectus. Information that American Water files subsequently with the SEC will automatically update and supersede this information. American Water incorporates by reference the documents listed below, and any future documents that it files with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, until the termination of the offerings of all of the securities covered by this prospectus. This prospectus is part of a registration statement filed with the SEC.
American Water is incorporating by reference into this prospectus the following documents filed with the SEC (excluding any portions of such documents that have been “furnished” but not “filed” for purposes of the Exchange Act):

Filings	Period Covered or Date Filed
Annual Report on Form 10-K	Year ended December 31, 2020, as filed with the SEC on February 24, 2021
Current Reports on Form 8-K (other than the portions not deemed to be filed)	Filed on February 18, 2021
Amendment No. 1 to Registration Statement on Form 8-A/A for a description of American Water’s common stock, par value $0.01 per share	Filed on May 1, 2018, including any amendments or reports filed to update such description
American Water will provide to each person, including any beneficial owner, to whom a prospectus is delivered, upon written or oral request and without charge, a copy of the documents referred to above that are incorporated in this prospectus by reference. You can request copies of such documents if you write or call to American Water at the following address or telephone number: American Water Works Company, Inc., 1 Water Street, Camden, New Jersey 08102-1658, Attention: Secretary, (856) 955-4001, or such other address and telephone number as may be provided in a prospectus supplement.
This prospectus, any accompanying prospectus supplement or information incorporated by reference herein or therein, contains summaries of certain agreements that we have filed as exhibits to various SEC filings, as well as certain agreements that we will enter into in connection with the offering of securities covered by any particular accompanying prospectus supplement. The descriptions of these agreements contained in this prospectus, any accompanying prospectus supplement or information incorporated by reference herein or therein do not purport to be complete and are subject to, and qualified in their entirety by reference to, the definitive agreements. Copies of the definitive agreements will be made available without charge to you by making a written or oral request to us.
We have not authorized anyone to provide you with information other than that contained or incorporated by reference in this prospectus or any accompanying prospectus supplement or in any related free writing prospectus filed by us with the SEC. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. You should not assume that the information appearing in this prospectus is accurate as of any date other than the date on the front cover of this prospectus.
Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein, in any other subsequently filed document which also is or is deemed to be incorporated by reference herein or in any accompanying prospectus supplement, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified and superseded, to constitute a part of this prospectus.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14.        Other Expenses of Issuance and Distribution.
The following table lists the estimated expenses to be incurred by the registrants in connection with the offer and sale of securities registered under this registration statement.

SEC registration fee	(1)
Legal fees and expenses	(2)
Accounting fees and expenses	(2)
Printing fees	(2)
Trustee fees and expenses	(2)
Rating agency fees	(2)
Miscellaneous	(2)
Total	(2)

(1)	Under Rules 456(b) and 457(r) of the Securities Act, applicable SEC registration fees have been deferred on a “pay-as-you-go” basis and will be paid at the time of any particular offering of securities under this registration statement, and are therefore not estimable at this time.
(2)	Estimated fees and expenses are not presently known. The foregoing sets forth the general categories of fees and expenses (other than underwriting discounts and commissions) that we anticipate will be incurred in connection with the offering of securities under the registration statement. An estimate of the aggregate fees and expenses in connection with the issuance and distribution of the securities being offered will be included in the applicable prospectus supplement.
Item 15.        Indemnification of Directors and Officers.
Below is a description of the general effect of arrangements under which any director or officer of American Water or AWCC is insured or indemnified in any manner against liability which he or she may incur in his or her capacity as such. American Water has obtained officers’ and directors’ liability insurance that insures against liabilities that officers and directors of American Water and its subsidiaries, including AWCC, may, in such capacities, incur. Any underwriting agreement that American Water or AWCC may enter into in connection with the sale of any securities registered hereunder may also provide for indemnification of directors and officers of American Water or AWCC by the underwriters against certain liabilities.
American Water
Pursuant to the authority conferred by Section 102(b)(7) of the General Corporation Law of the State of Delaware (the “DGCL”), Article VIII of American Water’s Restated Certificate of Incorporation (the “Restated Certificate”) provides that no director shall be personally liable to American Water or its shareholders for monetary damages for breach of fiduciary duty as a director; provided, however, that the foregoing shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to American Water or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL which provides for liability of directors for unlawful payments of dividends or unlawful stock purchases or redemptions, or (iv) for any transaction from which the director derived an improper personal benefit. Article VIII of the Restated Certificate further provides that any repeal or modification of Article VIII by the shareholders of American Water shall be prospective only, and shall not affect, to the detriment of any director, any limitation on the personal liability of a director of American Water existing at the time of such repeal or modification.
Section 145(a) of the DGCL provides in relevant part that a corporation may indemnify any person who was, is or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful.
Section 145(b) of the DGCL provides in relevant part that a corporation may indemnify any person who was, is or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.
Article IX of the Restated Certificate provides that each person who is or was or had agreed to become a director or officer of American Water, and each such person who is or was serving or who had agreed to serve at the request of American Water as a director, officer, partner, member, trustee, employee or agent of another corporation, partnership, limited liability company, joint venture, trust or other enterprise (including the heirs, executor, administrators or estate of such person), shall be indemnified by American Water to the fullest extent permitted from time to time by applicable law.
Article X of American Water’s Amended and Restated Bylaws (the “American Water Bylaws”) generally provides that American Water will indemnify and hold harmless, to the fullest extent permitted by the DGCL (as the same exists now or as it may be hereinafter amended, but, in the case of any such amendment, only to the extent that such amendment permits American Water to provide broader indemnification rights than the DGCL permitted American Water to provide prior to such amendment), any director or officer of American Water (and certain other persons), and the heirs, executors, administrators or estate of such persons (collectively, “Covered Persons”), who was or is a party or is threatened to be made a party to, or otherwise becomes involved in, any threatened, pending or completed action, suit, investigation, inquiry, hearing, mediation, arbitration, other alternative dispute mechanism or any other proceeding, whether civil, criminal, administrative, regulatory, investigative, legislative or otherwise and whether formal or informal (other than an action by or in the right of American Water), against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with a covered proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of American Water, and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful.
In the case of any action, suit or proceeding by or in the right of American Water in which such person shall have been adjudged to be liable to American Water, American Water shall indemnify and hold harmless, to the fullest extent permitted by the DGCL, any Covered Person who was or is a party or is threatened to be made a party to, or otherwise becomes involved in, any covered proceeding by or in the right of American Water against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of American Water; provided that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to American Water unless and only to the extent that Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper.
Article X of the American Water Bylaws also provides that expenses (including attorneys’ fees) incurred by any Covered Person in defending any covered proceeding shall be paid by American Water in advance of the final disposition of such proceeding within ten (10) calendar days after the receipt by American Water of a statement or statements from the claimant requesting such advance or advances from time to time; provided, that the payment of such expenses incurred by a Covered Person in his or her capacity as a director or officer shall be made only upon delivery to the Corporation of an undertaking in writing by or on behalf of such Covered Person to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right of appeal that such Covered Person is not entitled to be indemnified for such expenses.
Section 145(g) of the DGCL provides that a corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under Section 145 of the DGCL.
AWCC
Section 9 of the certificate of incorporation of AWCC entitles directors of AWCC to benefit from all limitations on the liability of directors that are now or hereafter become available under the DGCL, including, without limitation, as permitted by Section 102(b)(7) thereof. Any repeal or modification of Section 9 shall be prospective only, and shall not affect, to the detriment of any director, any limitation on the personal liability of a director of AWCC existing at the time of such repeal or modification.
Article IV of the by-laws of AWCC (the “AWCC Bylaws”) generally provides that AWCC will indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director or officer of AWCC or a constituent corporation absorbed in a consolidation or merger, or is or was serving at the request of AWCC or a constituent corporation absorbed in a consolidation or merger as a director, officer, administrator, trustee or other fiduciary of another corporation or of a partnership, joint venture, trust or other enterprise, including an employee benefit plan, against expenses (including attorneys’ fees), liability and loss actually and reasonably incurred or suffered by such person in connection with such AWCC proceeding, whether or not the indemnified liability arises or arose from any threatened, pending or completed proceeding by or in the right of AWCC, except to the extent that such indemnification is prohibited by law.
Article IV of the AWCC Bylaws also provides that any expenses incurred by a director or officer of AWCC in defending a proceeding covered by Article IV shall be paid by AWCC in advance of the final disposition of such proceeding, subject to the provisions of any applicable statute.
To determine whether any indemnification or advance of expenses under Article IV of the AWCC Bylaws is permissible, the board of directors of AWCC by a majority vote of a quorum consisting of directors not parties to such proceeding may, and on request of any person seeking indemnification or advancement of expenses shall be required to, determine in each case whether the applicable standards of law have been met, or such determination shall be made by independent legal counsel if such quorum is not obtainable, or, even if obtainable, a majority vote of a quorum of disinterested directors so directs, provided that, if there has been a change in control of AWCC between the time of the action or failure to act giving rise to the claim for indemnification or advancement of expenses and the time such claim is made, then at the option of the person seeking indemnification or advancement of expenses the permissibility of indemnification or advancement of expenses shall be determined by independent legal counsel. The reasonable expenses of any director or officer in prosecuting a successful claim for indemnification, and the fees and expenses of any independent legal counsel engaged to determine permissibility of indemnification or advancement of expenses, shall be borne by AWCC.

Item 16.     Exhibits.

Exhibit Number	Description
1.1	Form of Equity Securities Underwriting Agreement.*
1.2
Form of Debt Securities Underwriting Agreement (incorporated herein by reference to Exhibit 1.2 to American Water Works Company, Inc.’s Registration Statement on Form S-3, File No. 333-181155, filed May 4, 2012).

1.3	Form of Warrant Underwriting Agreement.*
1.4	Form of Stock Purchase Contracts Underwriting Agreement.*
1.5	Form of Stock Purchase Units Underwriting Agreement.*
1.6	Form of Distribution Agreement.*
4.1
Restated Certificate of Incorporation of American Water Works Company, Inc. (incorporated herein by reference to Exhibit 3.1 to American Water Works Company, Inc.’s Quarterly Report on Form 10-Q, File No. 001-34028, filed November 6, 2008).

4.2
Amended and Restated Bylaws of American Water Works Company, Inc. (incorporated herein by reference to Exhibit 3.1 to American Water Works Company, Inc.’s Current Report on Form 8-K, File No. 001-34028, filed December 10, 2020).

4.3
Certificate of Incorporation of American Water Capital Corp. (incorporated herein by reference to Exhibit 3.3 to American Water Capital Corp.’s Registration Statement on Form S-4, File No. 333-148284, filed December 21, 2007).

4.4
Amended Bylaws of American Water Capital Corp. (incorporated herein by reference to Exhibit 3.4 to American Water Capital Corp.’s Registration Statement on Form S-4, File No. 333-148284, filed December 21, 2007).

4.5
Support Agreement, dated June 22, 2000, and First Amendment to Support Agreement, dated July 26, 2000, between American Water Works Company, Inc. and American Water Capital Corp. (incorporated herein by reference to Exhibit 10.3 to Amendment No. 1 to American Water Works Company, Inc.’s Registration Statement on Form S-1, File No. 333-145757, filed October 11, 2007).

4.6
Indenture, dated as of December 4, 2009, between American Water Capital Corp. and Wells Fargo Bank, National Association (incorporated herein by reference to Exhibit 4.1 to American Water Works Company, Inc.’s Current Report on Form 8-K, File No. 001-34028, filed December 3, 2010).

4.7
Officers’ Certificate, dated December 17, 2012, establishing the terms of the 4.300% Senior Notes due 2042 (incorporated herein by reference to Exhibit 4.1 to American Water Works Company, Inc.’s Current Report on Form 8-K, File No. 001-34028, filed December 17, 2012).

4.8
Officers’ Certificate, dated November 20, 2013, establishing the terms of the 3.850% Senior Notes due 2024 (incorporated herein by reference to Exhibit 4.1 to American Water Works Company, Inc.’s Current Report on Form 8-K, File No. 001-34028, filed November 20, 2013).

4.9
Officers’ Certificate, dated August 14, 2014, establishing the terms of the 3.400% Senior Notes due 2025 (incorporated herein by reference to Exhibit 4.1 to American Water Works Company, Inc.’s Current Report on Form 8-K, File No. 001-34028, filed August 14, 2014).

4.10
Officers’ Certificate, dated August 14, 2014, providing for a further issuance of the 4.300% Senior Notes due 2042 (incorporated herein by reference to Exhibit 4.3 to American Water Works Company, Inc.’s Current Report on Form 8-K, File No. 001-34028, filed August 14, 2014).

4.11
Officers’ Certificate, dated August 13, 2015, establishing the terms of the 4.300% Senior Notes due 2045 (incorporated herein by reference to Exhibit 4.1 to American Water Works Company, Inc.’s Current Report on Form 8-K, File No. 001-34028, filed August 13, 2015).

4.12
Officers’ Certificate, dated August 13, 2015, providing for a further issuance of the 3.400% Senior Notes due 2025 (incorporated herein by reference to Exhibit 4.3 to American Water Works Company, Inc.’s Form 8-K, File No. 001-34028, filed August 13, 2015).

4.13
Officers’ Certificate, dated November 17, 2016, establishing the terms of the 3.000% Senior Notes due 2026 (incorporated herein by reference to Exhibit 4.1 to American Water Works Company, Inc.’s Current Report on Form 8-K, File No. 001-34028, filed November 17, 2016).

4.14
Officers’ Certificate, dated November 17, 2016, establishing the terms of the 4.000% Senior Notes due 2046 (incorporated herein by reference to Exhibit 4.2 to American Water Works Company, Inc.’s Current Report on Form 8-K, File No. 001-34028, filed November 17, 2016).

4.15
Officers’ Certificate, dated August 10, 2017, establishing the terms of the 2.950% Senior Notes due 2027 (incorporated herein by reference to Exhibit 4.1 to American Water Works Company, Inc.’s Current Report on Form 8-K, File No. 001-34028, filed August 10, 2017).

4.16
Officers’ Certificate, dated August 10, 2017, establishing the terms of the 3.750% Senior Notes due 2047 (incorporated herein by reference to Exhibit 4.2 to American Water Works Company, Inc.’s Current Report on Form 8-K, File No. 001-34028, filed August 10, 2017).

4.17
Officers’ Certificate, dated August 9, 2018, establishing the terms of the 3.750% Senior Notes due 2028 (incorporated herein by reference to Exhibit 4.1 to American Water Works Company, Inc.’s Current Report on Form 8-K, File No. 001-34028, filed August 9, 2018).

4.18
Officers’ Certificate, dated August 9, 2018, establishing the terms of the 4.200% Senior Notes due 2048 (incorporated herein by reference to Exhibit 4.2 to American Water Works Company, Inc.’s Current Report on Form 8-K, File No. 001-34028, filed August 9, 2018).

4.19
Officers’ Certificate, dated May 13, 2019, establishing the terms of the 3.450% Senior Notes due 2029 (incorporated herein by reference to Exhibit 4.1 to American Water Works Company, Inc.’s Current Report on Form 8-K, File No. 001-34028, filed May 13, 2019).

4.20
Officers’ Certificate, dated May 13, 2019, establishing the terms of the 4.150% Senior Notes due 2049 (incorporated herein by reference to Exhibit 4.2 to American Water Works Company, Inc.’s Current Report on Form 8-K, File No. 001-34028, filed May 13, 2019).

4.21
Officers’ Certificate, dated April 14, 2020, establishing the terms of the 2.800% Senior Notes due 2030 (incorporated herein by reference to Exhibit 4.1 to American Water Works Company, Inc.’s Current Report on Form 8-K, File No. 001 34028, filed April 14, 2020).

4.22
Officers’ Certificate, dated April 14, 2020, establishing the 3.450% Senior Notes due 2050 (incorporated by reference to Exhibit 4.2 to American Water Works Company, Inc.’s Current Report on Form 8-K, File No. 001 34028, filed April 14, 2020).

4.23	Form of Debt Security (included in Exhibit 4.6 to this registration statement).
4.24	Form of Warrant Agreement.*
4.25	Form of Warrant.*
4.26	Form of Depositary Agreement.*
4.27	Form of Depositary Receipt.*
4.28	Form of Stock Purchase Contracts.*
4.29	Form of Stock Purchase Contract Agreement.*
4.30	Form of Stock Purchase Units.*
4.31	Form of Stock Purchase Unit Agreement.*
4.32	Form of Subscription Rights.*
5.1	Opinion of Morgan, Lewis & Bockius LLP.
22.1	Guaranteed Securities (incorporated by reference to Exhibit 22.1 to American Water Works Company, Inc.’s Annual Report on Form 10-K, File No. 001-34028, filed February 24, 2021).
23.1	Consent of PricewaterhouseCoopers LLP.
23.2	Consent of Morgan, Lewis & Bockius LLP (included in Exhibit 5.1 to this registration statement).
24.1	Powers of Attorney (included on the signature pages of this registration statement).
25.1	Form T-1 Statement of Eligibility under Trust Indenture Act of 1939 of Wells Fargo Bank, National Association, as Trustee, relating to the Debt Securities.
*    To be filed, if necessary, as an exhibit to a post-effective amendment to this registration statement or as an exhibit to a Current Report on Form 8-K to be filed by the registrant(s) in connection with a specific offering, and incorporated herein by reference.

Item 17.        Undertakings.
(a)The undersigned registrants hereby undertake:
(1)To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)To include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii)To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(iii)To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that clauses (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those clauses is contained in reports filed with or furnished to the SEC by the registrants pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement;

(2)That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;
(3)To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;
(4)That, for the purpose of determining liability under the Securities Act to any purchaser:
(i)Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(ii)Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date;
(5)That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, each of the undersigned registrants undertakes that in a primary offering of securities of such undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, such undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv)Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(b)The undersigned registrants hereby undertake that, for purposes of determining any liability under the Securities Act, each filing of each registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c)Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by any registrant of expenses incurred or paid by a director, officer or controlling person of such registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant against which the claim is asserted will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.
(d)The undersigned registrants hereby undertake to file an application for the purpose of determining the eligibility of the Trustee to act under subsection (a) of Section 310 of the Trust Indenture Act, as amended, in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Trust Indenture Act, as amended.

SIGNATURES AND POWER OF ATTORNEY
Pursuant to the requirements of the Securities Act of 1933, American Water Works Company, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Camden, New Jersey, on February 25, 2021.

AMERICAN WATER WORKS COMPANY, INC.

By:	/s/ WALTER J. LYNCH
Walter J. Lynch
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.
Each person in so signing also makes, constitutes and appoints Walter J. Lynch, M. Susan Hardwick, Michael A. Sgro and Jeffrey M. Taylor, and each of them acting alone, his or her true and lawful attorney-in-fact, with full power of substitution, to do any and all acts and things in his or her name and on his or her behalf in his or her capacity as a director and/or officer and to execute any and all documents for him or her in such capacity, which said attorneys and agents, or any of them, may deem necessary or advisable to enable the registrant to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission in connection with this Registration Statement, including, without limitation, the execution and filing with the Securities and Exchange Commission of any and all amendments and post-effective amendments to this Registration Statement, with exhibits thereto and other documents in connection therewith, and hereby ratifies and confirms all that said attorney-in-fact or his or her substitute or substitutes may do or cause to be done by virtue hereof.

Name	Title	Date
Walter J. Lynch	/s/ WALTER J. LYNCH	February 25, 2021
President and Chief Executive Officer (Principal Executive Officer) and Director

M. Susan Hardwick	/s/ M. SUSAN HARDWICK	February 25, 2021
Executive Vice President and Chief Financial Officer (Principal Financial Officer)

Melissa K. Wikle	/s/ MELISSA K. WIKLE	February 25, 2021
Vice President and Controller (Principal Accounting Officer)

Jeffrey N. Edwards	/s/ JEFFREY N. EDWARDS	February 25, 2021
Director

Martha Clark Goss	/s/ MARTHA CLARK GOSS	February 25, 2021
Director

Veronica M. Hagen	/s/ VERONICA M. HAGEN	February 25, 2021
Director

Kimberly J. Harris	/s/ KIMBERLY J. HARRIS	February 25, 2021
Director

Julia L. Johnson	/s/ JULIA L. JOHNSON	February 25, 2021
Director

Patricia L. Kampling	/s/ PATRICIA L. KAMPLING	February 25, 2021
Director

Karl F. Kurz	/s/ KARL F. KURZ	February 25, 2021
Chairman of the Board (Director)

James G. Stavridis	/s/ JAMES G. STAVRIDIS	February 25, 2021
Director

Lloyd M. Yates	/s/ LLOYD M. YATES	February 25, 2021
Director

SIGNATURES AND POWER OF ATTORNEY
Pursuant to the requirements of the Securities Act of 1933, American Water Capital Corp. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Camden, New Jersey, on February 25, 2021.

AMERICAN WATER CAPITAL CORP.

By:	/s/ M. SUSAN HARDWICK
M. Susan Hardwick
President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.
Each person in so signing also makes, constitutes and appoints M. Susan Hardwick, James S. Merante and Jeffrey M. Taylor, and each of them acting alone, his or her true and lawful attorney-in-fact, with full power of substitution, to do any and all acts and things in his or her name and on his or her behalf in his or her capacity as a director and/or officer and to execute any and all documents for him or her in such capacity, which said attorneys and agents, or any of them, may deem necessary or advisable to enable the registrant to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission in connection with the Registration Statement, including, without limitation, the execution and filing with this Securities and Exchange Commission of any and all amendments and post-effective amendments to this Registration Statement, with exhibits thereto and other documents in connection therewith, and hereby ratifies and confirms all that said attorney-in-fact or his or her substitute or substitutes may do or cause to be done by virtue hereof.

Name	Title	Date
M. Susan Hardwick	/s/ M. SUSAN HARDWICK	February 25, 2021
President and Director (Principal Executive Officer)
James S. Merante	/s/ JAMES S. MERANTE	February 25, 2021
Vice President and Treasurer (Principal Financial and Accounting Officer)
Bruce A. Hauk	/s/ BRUCE A. HAUK	February 25, 2021
Director
Michael A. Sgro	/s/ MICHAEL A. SGRO	February 25, 2021
Director